Exhibit 10.5

独占许可合同

Exclusive License Agreement

蝴蝶百合健康有限公司

Mariposa Health Limited

亨特免疫有限公司

Hunter Immunology Limited

与 And

山西康宝生物制品股份有限公司

Shanxi Kangbao Biological Product Co., Ltd.

时间Date:2015-06-07

地点Place: Changzhi,China

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Exclusive License Contract 独占许可合同

合同方Parties:

甲方: 蝴蝶百合健康有限公司, 澳大利亚公司注册号(ACN):134 154 680, 地址: 澳大利亚-新南威尔士州-阿瓦隆海滩-阿瓦隆大道61号6单元

Party A: Mariposa Health Limited, ACN 134 154 680 of Unit 6, 61 Avalon Parade, Avalon Beach, NSW 2107

乙方: 亨特免疫有限公司, 澳大利亚公司注册号 (ACN) : 106 556 094, 地址: 澳大利亚-新南威尔士州-阿瓦隆海滩-阿瓦隆大道61号6单元

Party B: Hunter Immunology Limited, ACN 106 556 094 of Unit 6, 61 Avalon Parade, Avalon Beach, New South Wales2107, Australia.

(甲方和乙方统称为许可方)

(Party A and Party B are hereinafter collectively referred to as Licensor)

丙方 (被许可方) : 山西康宝生物制品股份有限公司, 公司注册号: 140000100040583, 地址: 中华人民共和国山西省长治市太行北路69号

Party C :Shanxi Kangbao Biological Product Co.,Ltd., Registered Company Number 140000100040583 of 69 Taihang North Road, Changzhi City, Shanxi Province,P.R.China

(Party C is hereinafter referred to as Licensee)

  (丙方称为被许可方)

合同背景Background

Whereas:

鉴于:

A	作为在澳大利亚从事药品研发, 尤其专于肺部疾病领域药物研发的未上市公众公司, 许可方即甲方和乙方, 共同拥有或控制与细菌口服疫苗HI-164/HI-164OV(以下简称HI-164/ HI-164OV)技术相关的所有专利和机密信息 (含专有技术) , 对其具有完全的处分权并同意将其独占许可给被许可方;

As public, unlisted companies conducting pharmaceutical development business in Australia, with special interest in the field of diseases of the lungs, the Licensor, Party A and Party B, owns and controls the whole set of patents and Confidential Information, which can manufacture Oral Vaccine HI-164/HI-164OV( hereinunder referred to as H1-164/H1-164OV) , and therefore has full rights and agreed to exclusively license above-mentioned patents and Confidential Information including technical know-how to Licensee;

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Exclusive License Contract 独占许可合同

B	作为一家从事药品研发、制造生产、市场营销和销售业务的公司, 被许可方希望被许可使用与HI-164/HI-164OV技术相关的前述全套专利和机密信息, 在合同区域内独家享有处分、许可、生产、使用和销售该技术及利用该专利和技术生产出的产品的权利。并且, 被许可方已经为履行本合同做了必要的准备。

As a company conducting the business of pharmaceutical development, manufacturing, marketing and selling, Licensee wishes to be licensed to use the whole set of aforesaid Patents and Confidential Information relating HI-164/HI-164OV, and have the exclusive right to dispose, manufacture, license, use and sell the Licensed Technology and products , covered by the patents and Confidential Information in the Territory. And Licensee has made necessary preparations for the performance of this Agreement.

C	合同双方自愿遵循本合同所载条款和条件。

The parties voluntarily agree to the terms and conditions hereof.

主体条款 Operative provisions

1	许可的授予 Grant of License

1.1	合同技术拟生产的合同产品: 口服细菌疫苗HI-164/HI-164OV。HI-164/HI-164OV是经由许可方自主、独立研制而成的一种口服细菌疫苗, 旨在通过机体粘膜免疫途径降低不可分型流感嗜血杆菌导致的感染, 减少慢性阻塞性肺病 (COPD) 患者的急性发作次数并缓解病情。

Agreement Products to be produced based on the Technologies Licensed: Oral Vaccine HI-164/HI-164OV, which is a bacterial vaccine or preventative independently developed by the Licensor, aiming at reducing future bacterial infections due to non-typeable haemophilus influenza, and reducing acute attack of chronic obstructive pulmonary diseases (COPD) and for remission thereof.

技术现状: 截至本合同签署之日, 许可方确认拥有 HI-164 /H1-164OV口服细菌性疫苗相关的专利及所有相关技术秘密 (含专有技术) , 且该技术是成熟的, 在澳大利亚已经通过I、II期临床试验。在澳大利亚进行的临床试验证实通过该技术生产出的产品具有安全有效性, 且符合澳大利亚的临床研究标准。许可方在合同区域内均未自行或许可第三方实施该技术。部分证明文件如附录3所示。

Status of the Technology:Until the date of execution of this Agreement, as affirmed by the Licensor, the patents and related Confidential Information including technical know-how relating to HI-164/HI-164OV Oral Vaccine, owned by the Licensor, are mature, and have undertaken Phase I and Phase II clinical trials in Australia. The product produced by using the whole set of Licensed technology is safe and effective as evidenced by the clinical trials conducted in Australia and conforms to the regulatory standards in Australia. The technology has not been exploited or licensed in the Territory by Licensor or any other third party. Some of the certificates are as shown in Appendix 3.

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Exclusive License Contract 独占许可合同

1.2	在符合本合同条款与条件规定下, 许可方授予被许可方独占许可, 以便其在许可区域的使用领域内实施合同技术。除了乙方保留专利权人的署名权外, 被许可方享有合同技术在区域内的所有其他权利。许可方不得在合同区域内自行或其他任何第三方实施和处分合同技术。被许可方有权在不受许可方限制的前提下, 以许可第三方使用、与第三方合作实施、以技术入股等任何形式自由实施和处分合同技术, 但是任何实施的条款应与本合同条款相一致且许可方不会受到本合同条款的不利影响。

Subject to the terms and condition of this Agreement, the Licensor grants to the Licensee an exclusive license to Exploit the Licensed Technology in the Field of Use in the Territory. Except that Party B is the registered holder of the patents, the Licensee has all the other rights to the Agreement Technology in the Territory. The Licensor shall not exploit or license any other third party to exploit the Agreement Technology. The Licensee is entitled, without the Licenser’s approval, to at its discretion exploit and dispose the Licensed Technology by means including but not limited to licensing or cooperating with the third party, or using the Technology as capital or stock, on condition that the Terms of any exploitation are consistent with the terms of this Agreement and that the Licensor will not be adversely affected relative to the terms of this Agreement.

1.3	被许可方不得违反本合同约定实施合同技术。

The Licensee shall not Exploit the Licensed Technology otherwise than pursuant to, and in accordance with, this Agreement.

1.4	依照本合同授予的全部权利都不得被理解为凌驾任何法律或法律规定, 亦不得被理解为是根据任何法律或法律要求 (包括任何有可能被要求的出口批准) 批准、同意或授予的权利; 而且被许可方在行使与本合同有关的权利和从事与本合同有关的活动时, 有责任遵从所有适用的法律与法律规定。

None of the rights granted hereunder shall be construed as overriding, or as granting approval, consent, or authorisation under, any laws or legal requirements (including any export approvals that may be required) and it shall be the responsibility of the Licensee in exercising its rights and in engaging in any activities in relation to this Agreement, to comply with all applicable laws and legal requirements.

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Exclusive License Contract 独占许可合同

1.5	许可方将HI-164口服疫苗相关的全部技术秘密 (含专有技术) 及生物材料转让给被许可方, 被许可方可以在合同区域内无限期独占使用和处分技术秘密及相关材料。附件一所列的专利期满或无效后, 被许可方有权绝对所有并永久继续使用和处分在本专利许可过程中许可方提供的生物材料(含菌株)、文件、信息和专有技术,且无需另行支付任何费用。

The Licensor shall transfer to the Licensee all the Confidential Information (including know-how) and biological material related to H1-164, to which the Licensee shall have the exclusive right to exploit and dispose in the Territory without deadline. After the expiry or invalidation of the Patents listed in Schedule 1, the Licensee shall continue to have the perpetual right to dispose, use the biological material including bacterial strain, documents, Confidential Information and know-how provided by the Licensor during the course of the License, without bearing any fees or charges.

2	技术转移与技术支持 Technology transfer and technical assistance

2.1	合同生效后六十 (60) 日内, 许可方应(i) 完成被许可方依据本合同在区域内取得专利独占许可权的正式备案所需的所有必要工作; (ii) 根据附录4的要求, 让被许可方获得与合同技术相关的所有信息和材料; 和 (iii) 派遣相关工作人员到被许可方指定现场提供技术支持。

Sixty (60) days after the Commencement Date, the Licensor shall, (i) have done all the necessary to complete the official registration procedure for the exclusive license right of the Licensee in the Territory; (ii) as described in Schedule 4, make available to the Licensee all the information and materials relating to the Licensed Technology; and (iii) send their skilled, healthy and competent technical personnel to the place designated by the Licensee to provide the technical support.

2.2	根据第2.1条的规定, 为了协助将信息与资料转移给被许可方, 在合同双方同意的前提下, 许可方将根据双方达成的条款和条件安排双方一致认同的人员。许可方联系人是Phillip Comans 博士, 电话: +61 439466116 , 邮箱: pcomans@mariposahealth.com.au; 被许可方联系人是孙红琰, 电话: (86) 355- 2082632, (8610) 13601385176, 传真: (86) 0355- 2081098,邮箱: hsun1967@163.com.

In order to facilitate the transfer of information and materials to the Licensee pursuant to clause 2.1, the Licensor will, if the Parties agree, make available such agreed personnel on such terms and conditions as the Parties may agree. The contact person of the Licensor is Dr Phillip Comans, tel: +61 439466116, email: pcomans@mariposahealth.com.au; and the contact person of the Licensee is Sun Hongyan, tel:(86)355- 2082632,(8610)13601385176, email: hsun1967@163.com.

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Exclusive License Contract 独占许可合同

2.3	收到初始费的第一笔款项之后, 许可方和被许可方应立即开始技术转移, 并为技术转让的首期阶段共同制定一项计划, 包括但不限于初期实验阶段在被许可方指定的设施内进行制造、研发和生产。

Immediately after the receipt of the first payment of the Initial Fee, the Licensor and Licensee will commence technology transfer. The parties will jointly produce a plan for the initial phase of technology transfer, including but not limited to the initial laboratory phase of manufacture, research, and production within the facilities identified by the Licensee.

2.4	根据被许可方的合理请求, 许可方将向被许可方提供与实施合同技术相关的材料信息、培训、技术支持和咨询服务。一旦被许可方需要材料、信息、技术或其他相关协助, 许可方应在收到该请求后5个工作日内及时回复, 并给以有效而充分的帮助。

The Licensor will provide the Licensee with material, information, training, technical assistance and consultancy services reasonably requested by the Licensee in relation to the Exploitation of Licensed Technology. Upon the Licensee’s request for material, information, Technical or other assistance, the Licensor shall promptly give effective response and provide adequate and competent assistance within 5 working days after receiving the request.

2.5	作为与被许可方之间合作事项的一部分, 许可方应承担因技术转让而产生的合理费用。一方为履行本合同而派遣其工作人员到另一方指定地提供服务的, 另一方应负责其相关人员在此期间的食宿并为其提供必要的文件以便办理出入境签证事宜。

The Licensor shall bear reasonable costs incurred in technology transfer as part of the collaboration with the Licensee. Where one party sends its personnel to the other party’s designated place to perform this Agreement, the other party shall offer free accommodation during the period for the personnel and will provide the necessary documents to facilitate the issue of their entry and exit visas.

2.6	在整个项目的开发、注册、前期市场营销阶段, 许可方应针对计划、制造、临床预备和临床研究设计、定价和市场营销方面向被许可方提供建议, 为了便于合作, 各方可以选择经各方另行约定成立产品开发组。

The Licensor will provide the Licensee with advice on planning, manufacture, pre-clinical and clinical study design, pricing and marketing throughout the course of the development, registration and early marketing phase of the project. To facilitate collaboration, the parties may choose to form a product development team to be defined at the parties’ mutual agreement.

2.7	如果许可方迟延履行第2条项下的义务, 且该迟延行为无法补救或者在被许可方向许可方作出要求其进行补救的通知后10日内仍未采取补救措施的, 许可方应向被许可方承担每迟延一日支付人民币500元的违约金。

Whereas the Licensor delays performance of the obligations under this clause 2 which is unable to be remedied or is not remedied within 10 days of the date of a Notice given by the Licensee to the Licensor requesting remedy, The Licensor shall Pay RMB 500 each day as penalty to the Licensee during which the delay occurs;

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Exclusive License Contract 独占许可合同

3	初始费用与提成 Initial Fee and Royalty

3.1	被许可方须根据附录2中的说明, 支付许可方和授予合同技术实施权相关的费用即初始费用和提成。除非另有约定, 该费用系被许可方应向许可方支付的全部费用, 涵盖所有必要开支包括但不限于专利费、技术许可费、技术资料费、生物材料费、项目设计费、差旅费、技术指导费和所有其他税费。

The Licensee shall pay to the Licensor the Fee(s), the initial fees and royalty, specified in, and in accordance with, Schedule 2 in relation to the grant of rights to the Licensee to Exploit the licensed Technology. Unless otherwise stipulated, the aforesaid fees detailed in appendix 2, shall be the total price that Licensee shall pay, which cover all the necessary expenses, include but not limited to Patent Fees, Technology License Fee, technical documentation fee, biological material fee, project design fee, fees for travel and technical support and all other tax and fees.

3.2	被许可方除了支付初始费用, 还须向许可方支付根据附录2计算得出的提成, 提成是由被许可方实施每一项许可产品产生的。

The Licensee, in addition to paying the initial Fee(s), shall pay to the Licensor the Royalty calculated in accordance with Schedule 2 with respect to the Exploitation of each Licensed Product by the Licensee.

3.3	对于本合同, 许可产品的销售应被认为是在被许可方收到该笔销售的付款时,提成的计算金额以双方共同认可的第三方独立的审计机构出具的符合国际财务报告标准的审计报告为准。本合同中的财务年度以每年1月1日至12月31日计。

For the purposes of this Agreement, a sale of a Licensed Product shall be taken to have occurred upon the receipt by the Licensee of payment for that Licensed Product. The royalty shall be calculated upon the Fiscal Year Financial report as produced by the independent third independent party jointly appointed by the parties in accordance with international financial reporting standards. The Fiscal Year herein starts from and include Jan 1st to and include Dec 31st .

3.4	被许可方应每年支付相应款项, 支付时间为该财务年度审计报告出具后一月内。首次计算时间是从被许可方取得生产批件之日至该年的12月31日。如果本合同在该年12月31日前到期或终止, 则合同到期或终止之日应被认为是该期的年度日。

The Licensee shall make the payment accordingly each year within one month after the Fiscal year audit report of the Fiscal Year produced. The first time for calculation is from the date Licensee obtains the production approval to December 31. If this Agreement expires or is terminated before December 31 of the year, the date of the expiration or termination of this Agreement shall be taken to be the Annual Date for that period.

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Exclusive License Contract 独占许可合同

3.5	被许可方根据第3.2条向许可方支付每一笔款项时, 须附上一份真实的陈述 (陈述的格式须经许可方认可) 。提供陈述的时间不得晚于该笔款项支付期限的最后一日, 且该陈述应附于相应的汇款之后。除非各方另有约定, 相关陈述应包含:

The Licensee shall provide the Licensor with a true statement (in a form approved by the Licensor) of each payment payable under clause 3.2 by no later than the last day on which the payment is required to be made and shall attach each such statement to the relevant payment remittance. Unless otherwise agreed by the Parties, the statements shall include:

3.5.1	总的开票金额, 数量;

The gross invoice price, quantity;

3.5.2	应当支付给许可方的提成金额;

The amount of royalty payable to the Licensor;

3.6	如被许可方拖欠在本合同下应付给许可方的款项, 拖欠款项按拖欠期间中国人民银行同期贷款利率计算利息, 在不影响许可方任何其他权利或补偿的前提下, 被许可方应按照许可方的要求将拖欠款项连本带息支付给许可方。

If any amount payable by the Licensee under this Agreement is in arrears, then interest at the loan rate stipulated by People’s Bank of P.R.China for the corresponding period calculated on the money overdue during the period of arrears shall be paid by the Licensee to the Licensor on demand from the Licensor but without prejudice to any other rights or remedies that the Licensor may have.

3.7	本合同下所有支付给许可方的款项须以人民币支付。被许可方有权对该笔款项进行涉及要求、抵冲、反诉或其他争议的扣除,但应向许可方提供相关明细。所有款项应是已结清任何政府或公共机关征收的费用、扣款与税收 (包括预提税) 后的款项。凡有必要进行外汇兑换时, 汇款前应根据中国银行前两日的平均买入价进行兑换。

All payments required to be paid under this Agreement to the Licensor shall be in Renminbi (RMB). The Licensee shall be entitled to make deduction and deferment in respect of, demand, set-off, counter claim or other disputes, of which comprehensive particulars have been provided by the Licensee to the Licensor. All payments are to be free of any charges, deductions and taxes (including withholding taxes) imposed by or under the authority of any government or public authority. Where conversion from foreign currency is required, the conversion is to be made at the average day's buying rate of the Bank of China prevailing two days before the remittance of the payment.

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Exclusive License Contract 独占许可合同

3.8	本合同下所有支付给许可方的款项应按照附录2中所载要求进行支付, 根据许可方给被许可方开出的书面通知不时会有变化。

All payments required to be paid to the Licensor under this Agreement shall be paid in accordance with the requirements set out in Schedule 2 as varied from time to time by written notice from the Licensor to the Licensee.

3.9	因许可方内部之间的利益分配或争议, 被许可方无需承担任何责任。除了附录2项约定的款项外, 不存在任何额外的款项应由被许可方支付给甲方或乙方。

Licensee shall not be held liable for the fees allocation or disputes between Party A and Party B. No payment additional to the fees specified in Schedule 2 shall be due by Licensee to Party A or Party B.

4	记录 Record

4.1	被许可方须对与合同技术和许可产品相关的事宜保留独立、充分、真实的记录和账簿, 为本合同下的款项的计算给出真实、清晰的明细。

The Licensee shall keep separate full and true records and books of accounts relating to the Licensed Technology and Licensed Products, and give true and clear particulars for calculation of payments to be made under this Agreement.

4.2	许可方对上述帐薄、记录的数据承担保密义务。

The Licensor shall take the obligation of confidence on the aforementioned records and books of accounts.

5	权利、义务和保证 Rights, Obligations and Warrants

5.1	被许可方的权利、义务和保证 Rights, Obligations and Warrants of the Licensee

5.1.1	被许可方保证其将会:

The Licensee warrants that it will:

5.1.1.1 尽自己的最大努力根据本合同实施合同技术、推广合同产品, 并会根据许可方的要求向许可方提供与该实施、推广活动以及计划相关的信息。

Use its Best Commercial Endeavours to Exploit the Licensed Technology and market the Licensed Product in accordance with this Agreement and Shall provide to the Licensor such information as the Licensor requests concerning such Exploitation and marketing activities and plans.

5.1.1.2 在许可区域内积极寻求实施合同技术和许可产品的机会;

Pursue vigorously throughout the Territory opportunities for the Exploitation of the Licensed Technology and Licensed Products;

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Exclusive License Contract 独占许可合同

5.1.1.3 尽其最大努力 (不论是通过自身或是通过其关联实体、次级被许可方或分包商) 实施合同技术与许可产品, 并确保实施过程中投入专业技术与谨慎措施, 使得合同技术和每一项许可产品满足实施当地所有法律和所有适用的产品责任法对任何质量或其他标准的要求和规范。

Use its Best Commercial Endeavours (whether by itself or through its Associated Entities or permitted Sub-licensees or sub-contractors) to Exploit the Licensed Technology and Licensed Products and ensure that they are Exploited with all due care and skill and in a good and workmanlike manner so that the Licensed Technology and each Licensed Product meets all legal requirements and specifications of any quality or other standards, and all product liability laws, applicable where the particular Licensed Technology and Licensed Product is to be Exploited.

5.1.1.4 向许可方提供其为了检测和验证产品质量而合理要求的成品样品, 许可方应向被许可方提供其因本条款5.1.1.4 而作出的任何检测结果。

Provide the sample of the finished product as may be reasonably requested for testing and verification of product quality. The Licensor will provide the results of any testing performed by the Licensor under this clause to the Licensee.

5.1.2	被许可方不得:

The Licensee shall not:

5.1.2.1 参与任何可能中断、妨碍或抵触被许可方在第5.1条或本合同其他条款下义务的活动。

Engage in any activity which may disrupt, interfere with, or conflict with, its obligations under clause 5.1 or other sections of this Agreement.

5.1.2.2 在专利期内, 未经许可方的书面许可, 利用被许可技术开发、制造、市场推广或销售治疗慢阻性肺病的其他口服细菌性疫苗。

Without the written approval of the Licensor, Develop, manufacture, market or sell another oral bacterial vaccine for reducing acute attack of chronic obstructive pulmonary diseases (COPD) by using the Licensed Technology,during the patent coverage period.

5.1.3	在涉及合同技术和任何许可产品时, 被许可方不得:

In relation to the Licensed Technology and any Licensed Products, the Licensee shall not:

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5.1.3.1 发表或允许发表任何不准确的或是具有误导性的陈述或声明 (无论明示或暗示) ; 或

make or permit to be made any representation or statement (either express or implied) which is inaccurate or misleading; or

5.1.3.2 在未事先取得许可方书面批准的情况下, 使用或允许使用许可方或任何许可方的关联实体的名称, 或是任何暗示与许可方或任何许可方的关联实体有联系的任何文字、标识或设备,本合同另有约定的除外。

use or permit to be used the name of the Licensor or any Associated Entity of the Licensor, or any words, marks or devices which may imply a connection with the Licensor or any Associated Entity of the Licensor without having obtained the prior written approval of the Licensor, unless otherwise stipulated.

5.1.4	被许可方保证:

The Licensee warrants that:

根据中国法律法规的规定, 截至合同签署之日, 本合同的签署和交付以及被许可方相关条款的履行不存在法律障碍。

In accordance with the Laws and regulations of P.R.China, there is no legal impediment, until the date of execution of this Agreement, regarding the execution, delivery of this Agreement and performance by the Licensee of its terms.

5.1.5	被许可方在区域内独自和绝对排他地享有实施、处分、使用、转让、市场推广、制造和销售合同技术和合同产品并获得相应收益的权利。

The Licensee shall have the sole and absolutely exclusive right to Exploit, dispose, use, transfer, market, manufacture and sell the Licensed Product and Agreement Technology and gain the benefit in the Territory.

5.2	许可方应向被许可方作出以下陈述或保证:

The Licensor hereby represents and warrants that:

5.2.1	对本合同项下的HI-164/HI-164OV相关的所有技术 (含专利权和机密信息) 及其材料具有完全的知识产权和独立处分权;已经从第三方取得了全部的和所有必要的许可以处分本合同项下的技术, 本项目技术依据澳大利亚法律是允许许可的。 在本合同项下, 被许可方或其他依据本合同取得的授权使用人使用、实施、分许可或处分合同技术及材料, 制造、销售、许诺销售、进出口和使用合同产品不会对任何第三方构成侵权;

It has the lawful right to the Agreement Technology (including Licensed patents and Confidential Information) and to solely dispose the Agreement technology and the relevant Materials; that it has obtained any and all necessary permissions from third parties to dispose the Agreement Technology and Materials; that The Agreement technology and material is permitted to be Licensed in accordance with Australian Law, and the use ,exploitation, sublicense or dispose of the Agreement technology and relevant Materials by Licensee and Authorized Users, the manufacture, offer to sell, marketing, export and import, and use of Agreement Products in accordance with the terms of this Agreement will not infringe the Intellectual Property rights of any third party;

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5.2.2	向被许可方提供的关于制造、临床前研究、临床试验的信息和文件真实、准确; 被合同技术是成熟的。合同产品符合澳大利亚有关的强制性标准, 具备安全和有效性, 对于减少慢性阻塞性肺病 (COPD) 患者急性发作次数和缓解病情具有显著疗效。澳大利亚政府的健康和社区服务部推行的临床试验通知计划项下, 合同技术进行了第I期和第II期临床试验, 且其在减少慢性阻塞性肺病 (COPD) 患者急性发作次数和缓解病情方面的安全和有效性, 允许在澳大利亚进行临床研究。

The information and documents provided to the Licensee concerning manufacturing, pre-clinical studies, clinical trials are true and correct as provided to the Licensee; the Licensed Technology is mature. The Agreement Product, is safe and effective and conforms to the regulatory standards in Australia, can exert obvious therapeutic effect for reducing acute attack of chronic obstructive pulmonary diseases (COPD) and for remission thereof. The Licensed Technology has been tested in Phase 1 and Phase 2 Clinical trials under the Clinical Trial Notification scheme of the Australian government’s Department of Health and Community Services. And its Safety and effectiveness have allowed clinical studies in Australia.

5.2.3	合同技术即合同专利和机密信息 (含专有技术) , 是许可方拥有的与H1-164合同产品相关的所有技术, 且该专利已向中国有关专利部门提交或者被授予。许可方提供给被许可方的合同技术是前沿的、完整的, 符合被许可方的目的,但是许可方不保证被许可方能够取得中国药监部门颁发的生产批件。

The Agreement Technology, Patents and Confidential Information including Know-how, is all the technology relating to H1-164 Agreement Product owned by Licensor and the Patents have been submitted or granted by the relevant Chinese Patent Authority. The Licensed Technology provided to Licensee is new, complete and fit for the Licensee’s purpose, provided that the Licensor does not guarantee the Licensee can get the approval issued by SFDA..

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5.2.4	许可方依约向被许可方及时提供包括在合同生效时许可方持有的所有相关文件在内的技术文件, 该技术文件完整、准确和清楚, 且是许可方真实使用的最新的技术文件, 并且在合同履行过程中会及时向被许可方提供改进和已开发的技术及相关文件。

That the Technical documentation supplied by Licensor to Licensee in accordance with the Agreement, including all relevant documentation held by the Licensor at the time of Commencement, shall be complete, correct and clear, delivered in time and be of the latest Technical Documentation which are actually used by Licensor and the improved and developed Technology and relevant documentation shall be supplied in time by Licensor to Licensee in the course of implementation of the Agreement.

5.2.5	在本合同签署前, 许可方未以任何形式在合同区域内自行实施或许可任何第三方实施合同技术。本合同签署后, 本合同技术归被许可方独占使用, 被许可方是合同技术在合同区域的唯一被许可方, 在合同区域内享有独家实施和处分专利和机密信息 (含专有技术) 的权利, 有权独占使用、制造、许可、市场推广、转让合同产品。

Prior to the execution of this Agreement, Licensor neither Exploited by itself nor licensed to any other third party to Exploit the Agreement Technology within the Territories. After the execution of this Agreement, the Licensee shall become the exclusive license-holder of the Agreement Technology in the Territories, and hold the exclusive rights in the Territory to exploit and dispose the patents and Confidential Information including know-how, use, manufacture, license, market and transfer the Agreement product

5.3	许可方应履行下列义务:

The Licensor shall be obliged to:

5.3.1	依约及时向被许可方提供为了实施合同技术和生产合同产品而需要的所有的设计、计划、技术文件、生物材料、专利和机密信息, 并维持相关知识产权包括专利的有效性;

to timely provide Licensee all designs, plans, technical documents, biological material and Confidential Information necessary for the exploitation of the Agreement Technology and the manufacture of Agreement products and keep effective and valid the related intellectual property including the Patents;

5.3.2	向被许可方提供所有必要的材料,信息和成分, 依约提供技术支持和人力培训,尽最大努力使被许可方在最短时间内完全并熟练掌握合同技术, 独立生产出合格产品, 取得许可产品的生产批件。

to supply the Licensee with all materials, information and components, if necessary, as well as the technical assistance and personnel training necessary for compliance with the present Agreement and make best endeavor to make the Licensee completely and skillfully master the Licensed Technology in shortest period, independently produce the qualified products and get the manufactural approval of the licensed Product;

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5.3.3	不得以任何方式在合同区域内自行实施或许可任何第三方实施合同技术及其改进技术或者生产、使用、销售合同产品, 并在本合同期限内不得允许第三方向合同区域内转让或许可合同技术或利用合同技术生产制造合同产品, 以及向区域内销售、出口合同产品。

not to exploit by itself or license any third party in any means to exploit the Agreement Technology and its improved Technology in the Territory. In case that the Licensor licenses third party out of the Territory to use such technology, it shall not permit such third party to transfer or license all or any Agreement Technology to the Territory, or manufacture Agreement Product with Agreement Technology, or sell, promise to sell in or export Agreement Product to the Territory during the course of this Agreement.

5.3.4	根据被许可方的要求, 全力配合被许可方办理申请有关批准文件、实施合同技术、合同产品进出口等事项, 积极提供准备申请资料、进行临床研究、进行现场指导、提供技术支持等合作义务。

Use its Best Endeavours to assist Licensee to apply for regulatory approval, exploit Agreement Technology or other items, perform the cooperation obligation by actively preparing the application documents, conducting Clinical research, providing onsite Technical support or other means.

5.3.5	许可方应与被许可方共同努力并全力争取,使被许可方依据合同技术在其指定地点生产出的合同产品, 在最短的期限内, 完成药学、药效学、安全性评价等全部临床前研究, 通过I、II、III和IV期 (如有) 临床试验, 并取得中国药监部门颁发的针对HI-164合同产品的正式证书和生产批件。

The Licensor shall collaborate with the Licensee and use its best endeavor to make the Licensee to, in the shortest period, complete pharmacy, pharmacodynamics, safety evaluation and all the other preclinical studies for the Agreement Products produced in its designated Places and pass through I, II, III, and IV (if there is) clinical trials, and obtain the official Certificate and Production Approval for Agreement Products issued by CFDA.

5.3.6	在被许可方付款前为初始费用和提成的支付及时提供有效的发票。

Timely issue a valid invoice for the payment of Initial Fees and royalties before Licensee makes the payment.

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6	实施合同技术的验收标准和方法

Standards and Methods for Exploitation of Licensed Technology

6.1	被许可方在实施合同技术或合同产品时, 须:

The Licensee shall, in respect of its Exploitation of the Licensed Technology or of the Licensed Products:

6.1.1	其最大力量维持较高的质量标准;

use its best efforts to maintain a high standard of quality;

6.1.2	遵循中国相关法律、标准与安全规程;

comply with all relevant laws, standards and safety procedures;

6.2	许可方转让的合同技术符合以下全部情形的, 视为验收合格:

It shall be deemed to constitute acceptance ,only if the transferred Technology meets all of the following requirements:

6.2.1	在生产条件具备后一年或被许可方同意的更长期限内, 在许可方指导和协助下, 被许可方在GMP条件下成功生产出500升规模的三批样品, 该样品的质量符合附件一中所列的与许可方在澳大利亚用于临床试验的同样样品相一致的质量标准或被许可方同意的针对该标准的变更;

Within 1 year or such longer period as the Licensee agrees, after the manufactural conditions are satisfied, the Licensee, under the guidance and assistance of the Licensor and in its GMP Plant with 500L Scale of production, has successfully produced three batches of samples ,whose quality conforms to the same standard of the sample the Licensor produced for clinical trial in Australia as specified in Schedule 5, subject to any modifications to the specifications as may be agreed by the Licensee.

7	保密条款 Confidentiality

7.1	本合同第七条规定的保密义务应在本合同期满或因任何原因提前终止后继续有效。

The confidential obligation contained in this clause 7 herein shall survive the expiry or termination hereof for any reason.

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7.2	未经被许可方的书面许可, 许可方不得将本合同项下包括与合同工厂的地理位置和生产等被许可方有关的任何信息, 以任何形式直接或间接地泄露或许可给任何第三方。保密义务人包含但不限于许可方的高级管理人员、雇员、合同缔约方。一方应针对另一方提供的具有技术和商务性质的专有技术、技术文件以及有关方面的资料承担保密义务。如果上述专有技术、技术文件或资料的某一部分被公开, 不管是由上述专有技术、技术文件或资料的所有方依法公开还是由第三方公开的, 则另一方不再承担对上述专有技术、技术文件或资料的保密义务。

Without prior written consent of the Licensee, the Licensor shall not directly or indirectly disclose to any third party any information related to this Agreement including plant location, production,and study plan related with Licensee. Those who shall bear the obligation of confidentiality shall be including but not limited to senior management personnel, employees and contractor of Licensor. The parties shall assume the obligation of confidentiality on the technical and commercial Know-how, technical documentation and relevant information provided by the other party, if the whole or part of the above-mentioned technology or information has been or is disclosed to the public, either by the party or any third party. The recipient is no longer to have the secret obligations to the opened parts.

7.3	双方会将全部机密信息 (不论是以文字形式或是图像、声音的形式或其他形式) 视为专有的、机密的, 并将确保其高管、员工、合同缔约方将全部机密信息 (不论是以文字形式或是图像、声音的形式或其他形式) 视为专有的、机密的, 除了以下列出的情况外, 不会、也不会允许将机密信息直接或间接地泄露给任何人 (许可方除外) :

Both Parties shall treat, and shall ensure that its officers, employees, Sub-licensees and subcontractors treat, all Confidential Information (whether in recorded form or communicated or disclosed visually or orally) as proprietary and confidential and shall not directly or indirectly disclose, or allow to be disclosed, such Confidential Information to anyone (apart from the Licensor) other than to:

7.3.1	出于本合同的目的使一方的高管和员工在必要范围内知晓;

officers and employees of the Party to the extent that they have a need to know for the purposes of this Agreement;

7.3.2	出于本合同的目的使一方的合同缔约方在有必要范围内知晓; 或

Sub-licensees and sub-contractors authorised under this Agreement to the extent that such Sub-licensees and sub-contractors have a need to know for the purposes of this Agreement; or

在以下情况被要求披露:

as required in order to:

7.3.3	遵从法庭指令;

comply with an order of a court;

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7.3.4	满足一方股票交易所的持续信息披露要求; 或

meet the continuous disclosure requirements imposed by an exchange on which its shares are traded; or

7.3.5	协助监管部门依法保护或维护知识产权或新的知识产权的执法行为。

facilitate the protection or enforcement of intellectual property rights or new intellectual property rights by a regulator responsible for the enforcement of the law.

7.3.6	协助有关政府部门 (如中国食品药品监督管理局、美国食品药品监督管理局及其他类似的政府机关) 实施临床试验或为了取得生产或入市许可;

facilitate the application to a regulatory agency (e.g. Chinese FDA, US FDA and similar government authorities) to undertake clinical trials or to obtain manufacture or marketing approval.

7.4	双方不得, 并且须确保其高管、员工、合同缔约方不会在本合同目的以外或在本合同允许范围之外使用机密信息。

Each Party shall not use, and shall ensure that its officers, employees, Sub-licensees and sub-contractors do not use, Confidential Information other than for the purposes of, and as permitted by, this Agreement.

7.5	双方应当:

Both parties shall:

采取一切必要的行动以保持机密信息的机密性, 包括保护好所有机密信息的记录;

take all action necessary to maintain the confidential nature of the Confidential Information including keeping all records of the Confidential Information secured;

7.6	鉴于第7.3条和第7.4 条的目的, 任何机密信息被使用或遭到披露, 无论是一方的任何高管或员工所为, 或是任何合同缔约方或是他们的高管、员工或分销商所为, 或是由充当此类高管、员工、合同缔约方的人所为, 都将被视为是由该方适用或披露的。

Subject to Clause 7.3 and Clause 7.4, Any use or disclosure of Confidential Information by any officer or employee of the Party or by any Sub-licensee or sub-contractor or any of their officers or employees or contractors, or by a person who was such an officer, employee, contractor, Sub-licensee or sub-contractor, shall be taken to be a use or disclosure, as the case may be.

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7.7	被许可方有权在本合同的有效期届满之后及区域内继续使用 (非独占性) 许可方在本合同项下提供的全部合同技术及相关资料信息和生物材料, 并利用该技术设计、制造和销售合同产品。

After the expiration of the validity period of the Agreement, the Licensee shall have the non-exclusive right to continue using all the technology, the related information and biological materials, provided by the Licensor during the course of this Agreement, and utilizing the technology to design, manufacture and sell the Agreement Products in the Territory.

8	关系 Relationship

8.1	合同各方均承认本合同对各方而言是合作性质的、互惠互利的。合同双方同意共享与产品开发、定价、市场营销相关的信息, 共同商定产品定价和营销方案, 以确保合同产品比业以存在的有产品更具市场优势。

The Parties acknowledge that this Agreement is intended to be co-operative and promote their mutual benefit. The parties agree to share information regarding product development, pricing and marketing, and to jointly make the pricing and marketing plan, to ensure the Licensed Products a marketable advantage over existing products.

8.2	一方及其代表、高管、员工不是且不应被视为另一方的员工、合伙人、代理或代表, 无论是通过任何方式或出于任何目的, 他们均无权以另一方的名义订立合同或代表另一方承担任何责任。

One Party and its representatives, officers and employees, are not, and shall not be or be taken to be, employees, partners, agents or representatives of the other Party and have no authority or power to bind, or Agreement in the name of, or otherwise create any liability on behalf of the other Party, in any way or for any purpose.

9	改进 Improvements

9.1	被许可方有权使用许可方在合同生效内针对被合同技术所做的最新改进及相关信息, 且无需另行支付费用。

Licensee shall at all times have the right to use the latest technology, improved and developed by the Licensor, and relevant information, without any additional charge.

9.2	被许可方有权不受任何限制地利用合同技术进行后续改进。在合同期内, 所有由被许可方或任何次级被许可方在合同技术基础上自行或委托第三方开发或获得的改进, 以及所有为了被许可方或任何次级被许可方开发或获得的改进, 应归被许可方所有。但许可方有权使用该改进技术, 且无需另行支付费用。

Licensee has the right to utilize the Agreement Technology to make follow-up improvement without any restriction. All Improvements developed or acquired by or for Licensee or any Sub-licensee, during the term of this Agreement, shall be owned by Licensee. The Licensor shall have the right to use the aforesaid improved technology and relevant information, without any additional charge.

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9.3	许可方和被许可方可共同对合同技术进行后续开发, 后续开发的成果归双方共同所有, 双方按照各自贡献大小分享利益, 双方可另立合同商定具体条款和条件。
The Parties may jointly make follow-up improvement and thereby together own the new technologic achievements. The related benefits shall be allocated according to their respective contribution on the specific terms and conditions, as agreed by the Parties by separate agreement.

10	合同技术的保护 Protection of Agreement Technology

侵权  Infringement

10.1	凡第三方对合同技术或许可产品有任何侵权行为, 被许可方在知晓后会立即将详尽的信息通知许可方。

The Licensee will immediately give the Licensor full information on any infringement by a third party of the Licensed Technology or any Licensed Product of which the Licensee is aware.

10.2	如发生侵权, 合同双方必须就下列合适的行动步骤进行商议:

If such infringement occurs, the Parties must consult as to an appropriate course of action as follows:

10.2.1	如合同双方认为从商业或策略角度有必要提起法律诉讼, 被许可方将根据其可用的建议和资源, 在合理的商业与法律范围内, 以自身名义提起法律诉讼, 以阻止第三方对合同技术或许可产品的侵权行为。被许可方将独自承担诉讼的费用和开销。被许可方可以保留在该诉讼中获得的损害赔偿和其他赔偿金, 但须将诉讼的进程告知许可方, 并向许可方提供诉讼中或诉讼准备过程中使用的文件的副本 (除非法庭或仲裁庭另作规定) 。

If the Parties determine that it is commercially or strategically imperative to commence legal proceedings related to the Licensed Technology, the Licensee will, to the extent commercially and legally reasonable in accordance with the advice and resources available to it, institute and prosecute proceedings in its own name to prevent infringement by a third party of the Licensed Technology or Licensed Products, and is solely responsible for the costs and expenses of such proceedings. The Licensee may retain any damages or other amounts recovered in respect of the proceedings but must keep the Licensor advised of the progress of such proceedings and, at the request of the Licensor, provide the Licensor with copies of documents used in or prepared for such proceedings (subject to any order of a court or tribunal).

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10.2.2	如被许可方不提起法律诉讼, 但许可方希望提起法律诉讼, 许可方将根据其可用的建议和资源, 在合理的商业与法律范围内提起诉讼; 但本合同没有任何规定强制许可方必须以自身名义提起诉讼, 以阻止第三方对合同技术或许可产品的侵权或在主张任何合同技术或许可产品无效的交叉诉讼中进行抗辩 (简称“强制诉讼”) 。

If the Licensee does not commence legal proceedings but the Licensor wishes to do so, the Licensor will take such action in respect of the infringement as is commercially and legally reasonable in accordance with the advice and resources available to it, but nothing in this Agreement compels the Licensor to institute or prosecute proceedings in its own name to prevent infringement by a third party of the Licensed Technology or Licensed Products or to defend any cross-claim asserting invalidity of any Licensed Technology or Licensed Products (enforcement proceedings).

10.3	如许可方提起第10.2.2条所述强制诉讼, 被许可方可以加入该诉讼; 倘若如此, 被许可方须承担该诉讼的部分费用和开销, 具体金额须事先和许可方商定。通过该诉讼获得的损害赔偿将根据许可方和被许可方在该诉讼中各自承担的费用和开销的比例在双方间进行分配。

If the Licensor institutes enforcement proceedings as set out in clause 10.2.2, the Licensee may join the Licensor in such proceedings and, if it does so, must contribute to the costs and expenses of the proceedings on a basis to be agreed in advance by the Parties. Any damages or other amounts recovered in respect of the proceedings are to be shared in proportion to the Parties' contributions to costs and expenses.

第三方索赔 Third Party Claims

10.4	如第三方以诉讼威胁被许可或向被许可方提起诉讼、索赔、诉讼行为或程序, 理由是合同技术或许可产品的实施构成对其名下知识产权的侵权, 那么:

If any suit, claim, action or proceedings are threatened or commenced by a third party against Licensee on the ground that the Exploitation of the Licensed Technology or the Licensed Products infringes the Intellectual Property vested in the third party, then:

10.4.1	被威胁或被起诉的合同一方必须立刻通知另一方;

the Party threatened or sued must promptly notify the other Party; and

10.4.2	许可方应就该诉讼、索赔、诉讼行为或程序为被许可方辩护, 并将承担判决或其他正式的法律文书中认定由被许可方承担的损害赔偿与费用, 以及被许可方因此遭受的所有损失、损害、费用 (包括律师费、诉讼费) 。

Licensor shall bear all the damages and cost awarded by judgment or other official legal documents against Licensee, as well as its all loss, damage, costs (including attorney and legal fee), and expenses arising out of or in connection with those proceedings.

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反对 Opposition

10.5	被许可方不得直接或间接地:

The Licensee must not directly or indirectly:

10.5.1	反对、或协助任何第三方反对合同技术下的任何专利申请被授予专利权; 或

oppose, or assist any third party to oppose, the grant of a Patent pursuant to any patent application within the Licensed Technology; or

10.5.2	争论、或协助任何第三方争论合同技术下的任何专利权的有效性或由此产生的索赔,

dispute, or assist any third party to dispute, the validity of any Patent within the Licensed Technology or any of the claims thereof,

如果被许可方这样做, 许可方可以在这之后的任何时间通知被许可方立刻终止本合同下授予的全部或任何许可。

and if it does so, the Licensor may at any time thereafter immediately terminate all or any of the licenses granted under this Agreement by notice to the Licensee.

信息与支持 Information and assistance

10.6	合同方均同意, 如一方就第10条涉及的行动向另一方要求相关信息与支持, 要求合理的, 另一方应提供全部的信息并给予全力支持。

Each Party agrees, on the request of the other Party, to furnish the other Party with all information and assistance reasonably required by it in connection with any action contemplated by this clause 9.30.

11	责任 LIABILITY

11.1	被许可方同意不论是依普通法、衡平法或成文法, 在涉及以下情况时, 被许可方将免于许可方及其高管、员工、代理、分包商和关联实体因下列原因遭受的由第三方招致的全部责任、损失、行动、索赔、要求、诉讼、判决、和解、补偿、损害赔偿、费用和开销, 并对其作出赔偿:

The Licensee releases and agrees to indemnify the Licensor and its officers, employees, agents and subcontractors and Associated Entities from and against all liability, losses, actions, claims, demands, proceedings, awards, settlements, compensation, damages, costs and expenses whether brought or incurred by third parties and whether at common law in equity or pursuant to statute or otherwise in respect of:

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11.1.1	被许可方违反其在本合同中的保证与义务;

a breach of the Licensee's warranties or obligations contained in this Agreement;

11.1.2	被许可方的任何高管、员工、顾问或代理在履行本合同下的义务时没有使用合理的谨慎措施;

the failure of any officer, employee, consultant or agent of the Licensee to use reasonable care in carrying out the Licensee's obligations under this Agreement;

第11.1条规定的被许可方对许可方的弥偿, 应视由许可方或任何其高管、员工、顾问、代理、或关联实体的疏忽或故意不当行为而直接导致的损失, 按比例减少。

the Licensee's liability to indemnify this Licensor under this clause 11.1 shall be reduced proportionally to the extent that the Licensor or any of its officers, employees, consultants, agents or Associated Entities contributed to the loss by its negligence or wilful misconduct.

11.2	不论是依据普通法、衡平法或成文法, 因以下情况产生任何损失、伤亡、疾病或损害时, 许可方将免于被许可方及其高管、员工、顾问和代理因下列原因遭受全部可能承担的, 不论是由其独自承担或是与许可方共同承担的 (包括由第三方提出的) 行动、索赔、诉讼或要求, 并对其做出赔偿:

the Licensor releases and indemnifies the Licensee and its officers, employees, consultants and agents from and against all actions, claims, proceedings, or demands (including those brought by third parties) which may be brought against it or them whether on their own or jointly with the Licensor and whether at common law in equity or pursuant to statute or otherwise in respect of any loss, death, injury, illness or damage (whether personal or property) arising out of:

11.2.1	许可方违反其在本合同中的保证与义务时; 或

a breach of the Licensor's warranties or obligations contained in this Agreement; or

11.2.2	许可方的任何高管、员工、顾问或代理在履行本合同下的义务时没有使用合理的谨慎措施。

the failure of any officer, employee, consultant or agent of the Licensor to use reasonable care in carrying out the Licensor's obligations under this Agreement.

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第11.2条规定的许可方对被许可方的弥偿, 应视由被许可方或任何其高管、员工、顾问、代理、次级被许可方、分包商或关联实体的疏忽或故意不当行为而直接导致的损失, 按比例减少。

the Licensor's liability to indemnify this Licensee under this clause 11.2 shall be reduced proportionally to the extent that the Licensee or any of its officers, employees, consultants, agents, Sub-licensees or Associated Entities contributed to the loss by its negligence or wilful misconduct.

11.3	凡因本合同引起的或与本合同相关的许可方对被许可方承担的全部累计责任 (包括第11条所述的赔偿) :

The aggregate liability of the Licensor to the Licensee under or in relation to this Agreement (including indemnities given in this clause 11) arising out of:

11.3.1	如因任何行为、疏忽或事件或任何一系列的相关的行为、疏忽或事件而导致, 全部累计责任不应超过初始费和在该行为、疏忽或事件或是一系列的行为、疏忽或事件首次发生前的12个月内由被许可方支付给许可方的提成总额之和; 并且

any one act, omission or event and any one series of related acts, omissions or events is not to exceed the the aggregate of the initial Fees and the aggregate Royalties paid to the Licensor in the 12 month period prior to the act, omission or event or the first in the series of acts, omissions or events; and

11.3.2	所有的行为、疏忽或事件, 无论在何时发生, 其导致的全部累计责任不应超过初始费和截至该行为、疏忽或事件或是一系列的行为、疏忽或事件首次发生时本合同下被许可方支付给许可方的全部累计提成总额之和。

all acts, omissions and events whenever occurring is not to exceed the aggregate of the initial Fees and the aggregate Royalties paid to the Licensor under this Agreement as at the date of the act, omission or event or the first in the series of acts, omissions or events.

11.4	无论本合同其他条款有何规定, 被许可方均不向许可方承担因本合同的履行或不履行而造成的收入或利润丧失、商誉丧失或任何间接或附带性损失的赔偿责任。在任何情况下, 被许可方对因本合同的履行或不履行所致的损失、损害或补偿索赔的责任累计总额不得在该行为、疏忽或事件或是一系列的行为、疏忽或事件首次发生前的12个月内由被许可方支付给许可方的费用和提成总额。

Notwithstanding any other provisions of the Agreement, the Licensee shall not be liable to the Licensor for damages for loss of revenues or profits, loss of goodwill or any indirect or consequential damages in connection with the performance or non-performance of this Agreement, The aggregate liability of Licensee for all claims for any loss, damage or indemnity whatsoever resulting form its performance or non-performance of this Agreement shall in no case exceed the aggregate of fees and royalties paid in the past 12 months prior to the act, omission or event or the first in the series of acts, omissions or events.

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12	知识产权的登记与维持 Registration and Maintenance of Intellectual Property

12.1	许可方须独自承担专利在许可区域内的所有费用, 包括但不限于登记费、维持费、审查费以及与专利无效争议相关的开支。

The Licensor shall be solely responsible for the costs related with the Patents in the Territory, including but not limited to the costs of registration, maintenance, prosecution of the Patents and the expenses for any dispute or claim relating the validity of any Patent.

12.2	涉及任何专利的登记的授予或任何专利的继续登记是本合同的条件, 也是本合同下任何条款的可执行性的先决条件; 在符合第12条的规定下, 许可方有责任保障附录1中所载专利申请主题能成功登记, 并维持、审查已成功登记的专利。

The grant of registration with respect to, and the continuing registration of, any of the Patents is a condition of this Agreement or a pre-requisite to the enforceability of any of the provisions of this Agreement. Subject to clause 12, the Licensor shall be responsible to secure the registration of the Patents the subject of applications specified in Schedule 1 and maintain and prosecute the registrations of the Patents which have been, or which become, registered.

12.3	在香港、澳门和台湾, 以及被许可方与许可方一致认为登记、维持或审查的成功率很低或是相关投入与所获收益不相称的地区, 许可方无须对登记、维持或审查采取相应措施。

The Licensor shall not be obliged to take steps with respect to such registrations, maintenance or prosecutions in Hong Kong, Macau or Taiwan, or where the Licensee and the Licensor agree that such registrations, maintenance or prosecutions are unlikely to be successful, or that the expenditure involved would be disproportionate to the benefit thereby obtained.

12.4	针对本合同项下的所有技术中未申请专利或著作权等部分, 被许可方有权自行决定是否申请相关知识产权登记, 必要时, 许可方应根据被许可方的要求积极进行协助。未经被许可方许可, 许可方不得针对合同技术在中国申请知识产权登记, 如果已经申请或申请成功的, 则许可方应将相关知识产权无偿转让至被许可方名下。

The Licensee is entitled to decide whether to secure the registration of intellectual property for the unregistered part related to the Agreement Techonology. The Licensor shall be obliged to assist the Licensee as requested. Without the Licensee’s consent, the Licensor shall not secure the registration of intellectual property for the Agreement Technology in the Territory, otherwise the intellectual property, which have been or which will become registered, shall be transferred to the Licensee, without paying any fees.

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12.5	在符合第12.1条和第12.2条的规定下, 被许可方有权以自身或其指定第三方的名义针对合同申请向有关部门申请登记和维持开发, 并承担许可区域内合同产品的注册和维护费用。

Subject to clause 12.1 and 12.2, the Licensee shall be entitled to, in the name of its own or designated third party, apply for the official registration, maintenance and development of the Agreement Product, and be responsible for the registration and maintenance costs of the Licensed Products in the Territory.

13	合同的期限与终止 Duration and Termination

13.1	本合同自生效日起生效; 除非根据本合同规定提前终止, 本合同在附录1中注明的期限内仍然有效。

This Agreement shall commence on the Commencement Date and shall remain in force for the period specified in Schedule 1 unless terminated earlier in accordance with this Agreement.

13.2	凡发生以下事件, 许可方有权以书面形式立刻通知被许可方终止本合同, 但前提是不损害许可方起诉、追讨其截至当时应收的任何费用、提成或其他款项的权利, 和许可方寻求其他可能的行动或救济的权利:

the Licensor shall be entitled to terminate this Agreement, without prejudice to the right of the Licensor to sue for and recover any Fees, Royalties or other amounts then due or to pursue any other right of action or remedy which the Licensor may have or be entitled to pursue, immediately by written notice to the Licensee on the happening of any of the following events:

13.2.1	被许可方在本合同下有重大违约行为, 该重大违约行为无法纠正或在许可方向被许可方发出通知要求其纠正后的90天内仍未被纠正;

the Licensee commits a material breach of this Agreement which is unable to be remedied or is not remedied within 90 days of the date of a Notice given by the Licensor to the Licensee requesting remedy of the breach;

13.2.2	被许可方根据本合同应付给许可方的任何款项遭到拖欠, 且在许可方向被许可方发出催款通知后的90天内, 该款项仍未支付;

any amount payable by the Licensee to the Licensor under this Agreement is in arrears and the Licensee fails to pay the same within 90 days after the date of a notice in writing from the Licensor requiring payment;

13.2.3	法庭下令或通过有效决议使被许可方关闭或解散的;

an order is made or an effective resolution passed for the winding-up or dissolution of the Licensee;

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13.2.4	被许可方的全部或部分事业被指定给一个破产管理人、破产管理人及经理人、受托人、临时清算人、稽查员或类似的负责人的; 以及

a receiver or receiver and manager, official manager, trustee, provisional liquidator, inspector or similar officer is appointed for the licensee or in respect of all or part of its undertaking;And

13.2.5	被许可方停止开展业务的。

the Licensee ceases to carry on business.

13.3	尽管本合同另有约定, 凡许可方存在下列违反义务或保证的任一情形的, 被许可方有权: (i) 立刻终止本合同, (ii)要求许可方按照其要求降低费用或要求许可方支付不低于合同总额的15%作为损害赔偿金, 并(iii)返还被许可方已付的全部款项:

Notwithstanding otherwise stipulated herein, where Licensor breaches any of the obligations or warranties as listed below, the Licensee shall be entitled to (i) immediately terminate this Agreement; (ii) request the Licensor to reduce the fees as requested or pay at least 15 percent of the total Agreement value as Liquidated Damages; and (iii) refund all the fees already paid by Licensee:

13.3.1	许可方自行实施或直接或间接地许可其他第三方在区域内实施合同技术或推广、销售、出口合同产品的;

the licensor itself or directly or indirectly assign any third party to exploit the licensed Technology or market, sell ,export the Licensed Product in the Territory;

13.3.2	许可方的知识产权侵害任何第三方的权利, 或许可方违反其在本合同项下的保密义务的;

the licensor’s Intellectual Property breaches the rights of any third party, or the licensor breaches its obligations of non-disclosure of Confidential Information under this Agreement;

13.3.3	许可方应在期限内履行的义务但未履行本合同第二条项下的义务, 且在被许可方向许可方发出书面催告通知后的90天内, 许可方仍未履行的;

Where Licensor fails to carry out any obligation on schedule due under this Clause 2, the Licensor still fails to do the same within 90 days after the date of a notice in writing from the Licensee;

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13.3.4	违反第6.2.1条的约定, 生产条件具备后一年内, 经许可方的指导和帮助, 被许可方未能在GMP条件下成功生产出三批500升规模符合附件5中约定或经被许可方同意变更的质量标准的合同产品样品的;

In violation of Clause 6.2.1, within 1 year after the manufatural conditions are satisfied, the Licensee, under the guidance and assistance of the Licensor and in its GMP Plant with 500L Scale of production, fails to produce three batches of samples, whose quality conforms to Australian regulatory standard, as specified in Schedule 5 or its modification as agreed by the Licensee;

13.3.5	许可方在本合同下有重大违约行为, 该重大违约行为无法纠正或在被许可方向许可方发出通知要求其纠正后的90天内仍未被纠正; 以及

the Licensor commits a material breach of this Agreement which is unable to be remedied or is not remedied within 90 days of the date of a Notice given by the Licensee to the Licensor requesting remedy of the breach;And

13.3.6	任一知识产权被提前终止、宣告无效或终止注册。

Registration of any Licensed Technology is early terminated, subsequently be declared invalid or cease to be registered.

13.4	除非第13.3条约定的原因或本合同另有约定, 被许可方可以以书面形式通知许可方随时终止本合同, 但在产品开发阶段应须提前至少三个月, 但市场推广和销售阶段至少提前十二个月。经合同各方一致同意, 前述时间段可不时产生变化。

Except for the reasons specified in Clause 13.3 or otherwise stipulated herein, The Licensee may terminate this Agreement at any time by not less than 3 months during the product development phase and by not less than 12 months during the marketing and sales phase by providing written notice of termination to the Licensor. These periods of notice may be varied as may be mutually agreed by the Parties.

13.5	因第13.2 条的约定, 本合同被提前终止的, 除非许可方另有书面指示, 被许可方须:

On the termination of this Agreement due to Clause 13.2, the Licensee shall, unless otherwise directed in writing by the Licensor,

13.5.1	停止所有许可产品的使用、生产或销售, 停止对合同技术和机密信息的商业实施与使用, 并保证其所有关联实体、次级被许可方和分包商都这么做;

cease all use, manufacture or sale of Licensed Products, and all forms of commercial Exploitation and use of Licensed Technology and Confidential Information and ensure that all Associated Entities, Sub-licensees and sub-contractors do the same;

13.5.2	将被许可方或其任何关联实体、次级被许可方和分包商拥有或控制中的全部技术信息和机密信息 (包括副本或复制品) 交付或促使其交付给许可方;

deliver, or cause to be delivered, to the Licensor all Technical Information and Confidential Information and any copies or reproductions thereof which are in the possession or control of the Licensee or any Associated Entities, Sub-licensees or sub-contractors;

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13.5.3	将被许可方或其任何关联实体、次级被许可方和分包商拥有或控制中的全部许可产品予以破坏或使其被破坏, 或应许可方的书面要求, 将这些许可产品以双方认可的价格 (若未商定价格, 则以成本价) 卖给许可方。

destroy, or cause to be destroyed, all Licensed Products in the possession or control of the Licensee or any Associated Entities, Sub-licensee or sub-contractor, or sell such of those Licensed Products to the Licensor as are notified by written request from the Licensor to the Licensee, at such price as the Parties agree or if no Agreement at cost price.

13.5.4	在本合同终止后五年内, 未经许可方的书面许可, 不得利用被许可技术开发、制造或推广产品, 无论单独或联合其他产品。

not Exploit, manufacture or market products by using the Licensed Technology, either individually or in combination with other products, without the written approval of the Licensor, for a period five years after termination of this Agreement.

13.6	如被许可方或次级被许可方为了生产并销售许可产品或为了向许可产品提供相应的维修或维护服务, 在本合同因13.2到期或提前终止前已经签订真实的非关联的合同的, 许可方在取得许可方的书面同意后, 可以继续履行合同或允许其次级被许可方继续履行合同, 但持续时间不得超过合同到期或终止后的六个月 (或不得超过许可方书面同意的其他时间) , 在此期间本合同的条款 (包括支付款项的义务) 应继续适用。

Where the Licensee or a Sub-licensee has in good faith and at arm’s length contracted before the expiration or early termination of this Agreement due to the Clause 13.2 to manufacture and sell Licensed Products or to provide repair or maintenance services with respect to Licensed Products, the Licensee may, with the prior written approval of the Licensor, carry to completion those arrangements, or permit its Sub-licensee to carry to completion those arrangements, for a period of not more than six months after the expiration or termination of this Agreement (or such other period as the Licensor agrees in writing) and the provisions of this Agreement (including the obligation to make payments) shall continue to apply in relation thereto.

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13.7	凡许可方有权终止合同时, 许可方可以选择不终止合同, 而是撤销本合同第1条下的全部或部分许可的授权 (包括许可的范围) 并以书面形式通知被许可方。凡被许可方收到许可方根据13.7条发出的通知, 被许可方可以选择终止本合同, 但须在收到许可方通知的一个月内将终止合同的决定以书面形式通知许可方, 合同的终止方能生效。从许可方发出通知之日起的一个月内, 如被许可方没有终止合同, 则合同应按照许可方通知内所列条件发生相应的变更并继续有效。

Where the Licensor is entitled to terminate this Agreement, it may elect instead to revoke the grant of license under clause 1 of this Agreement in whole or in part (including the scope of the license) by written notice to the Licensee. Where the Licensee receives a notice from the Licensor under this clause 13.7, it may elect to terminate this Agreement. Such termination shall be effected by written notice to the Licensor within one month from the date of the Licensor's notice. If, at the expiration of one month from the date of the Licensor’s notice, the Licensee has not terminated this Agreement, this Agreement shall continue in force as varied in accordance with the terms set out in the Licensor's notice.

13.8	即使本合同到期或终止, 本合同中第7条、第11条、第13条、第16条和第22条应在其各自规定的必要时间内继续有效。被许可方必须根据第3条的规定, 支付在本合同到期或终止前累计产生的任何费用或提成。

Notwithstanding the expiration or termination of this Agreement, clauses 7,11,16, 22 and this clause 13 remain in force to the extent necessary to give effect to the terms thereof. The Licensee must make payments of any Fees or Royalties accrued or arising prior to the date of expiration or termination of this Agreement in accordance with clause 3.

14	不可避免的延误Unavoidable delay

14.1	在第14条的规定下, 凡合同一方因超出其合理控制范围的原因 (简称“不可避免的延误”) 而导致其无法全部或部分执行其在本合同下的某项义务, 该合同方应:

Subject to this clause 14, where a Party is unable, wholly or in part, by reason of any cause beyond its reasonable control (Unavoidable Delay), to carry out an obligation under this Agreement and that Party:

14.1.1	将该不可避免的延误立即通知到另一方, 合理地对其中细节进行完整的描述, 并将当时的情况下该合同方对该义务无法行使的程度或延误的程度予以告知; 并且

gives the other Party prompt notice of that Unavoidable Delay with reasonably full particulars thereof and, insofar as known, the probable extent to which it will be unable to perform or be delayed in performing that obligation; and

14.1.2	尽一切合理的努力, 尽快消除该不可避免的延误, 将不可避免的延误对义务造成的影响控制在延误期内。

uses all reasonable diligence to remove that Unavoidable Delay as quickly as possible, that obligation is suspended so far as it is affected by Unavoidable Delay during the continuance thereof.

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14.2	如三个月后不可避免的延误仍未能停止, 合同双方应本着真诚善意的原则进行商谈, 争取就该问题达成一个双方满意的解决措施。

If after a period of three months the Unavoidable Delay has not ceased, the Parties shall meet in good faith to discuss the situation and endeavour to achieve a mutually satisfactory resolution to the problem.

14.3	尽一切合理的努力消除不可避免的延误之要求不适用于解决罢工、停工或其他劳资纠纷。

The requirement that any Unavoidable Delay shall be removed with all reasonable diligence shall not require the settlement of strikes, lockouts or other labour disputes.

15	访问与报告Access and reports

15.1	为了协助被许可方的产品开发或市场营销, 或是应监管机构的要求、或因为预测到监管机构会有此要求, 许可方将不时地向被许可方提供此类报告。

The Licensor will provide the Licensee with such reports from time to time that may assist the Licensee in its product development or marketing efforts, or which may be requested or anticipated to be requested by regulatory agencies.

15.2	文件以供方的初始语言提供 (无论被许可方或者许可方) 。

Documents will be provided in the language(s) available to the originator (whether that be the Licensee or Licensor).

15.3	未经另一方书面许可, 一方不得将另一方根据本条提供的相关信息向第三方披露, 或用于 除本合同以外的其他目的。

Without prior written approval of the other Party, the Party shall keep the report or information provided by the other party confidential and not disclose them to any third party or use them other than for the purpose hereof.

16	适用法 Applicable law

16.1	本合同受中国法律管辖, 并根据该国的法律予以解释。

This Agreement shall be governed by and construed in accordance with, the laws for the time being in force in People’s Republic of China.

17	完整合同 Entire Agreement

17.1	本合同构成合同双方之间在本合同下有关事项的完整合同, 且本合同效力超越合同双方在本合同签署前就本合同下有关事项所作出的全部口头的或书面的沟通、协商、陈述、安排和合同。

This Agreement constitutes the entire Agreement between the Parties with respect to the subject matter hereof and shall supersede all prior communications, negotiations, representations, arrangements and Agreements, either oral or written, between the Parties with respect to the subject matter hereof.

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17.2	各方保证, 对于本合同未载明的其他合同方的任何行为或陈述均未产生依赖或受其影响。

The Parties each warrants that it has not relied upon or been influenced by any conduct or representations of the other party which have not been expressly set out herein.

18	非法性与可分割性 Illegality and severability

如本合同中某条款或某条款的一部分在任何的管辖权下是无效的、可撤销的、无法执行的或是非法的, 则该条款或条款的一部分在此管辖权下不适用, 但本合同的其他部分仍然有效; 如某条款或条款的一部分在其他管辖权下不再是无效的、可撤销的、无法执行的或非法的, 则在其他管辖权下适用该条款或条款的一部分。
If a provision of this Agreement, or part thereof, is void or voidable or unenforceable or illegal in respect of any jurisdiction, the offending provision or part thereof, as the case may be, shall not apply in respect of that jurisdiction but shall apply in jurisdictions where it would not be void or voidable or unenforceable or illegal and the remainder of this Agreement shall have full force and effect.

19	弃权与变更 Waiver and variation

19.1	合同一方放弃追究另一方违反本合同任何条款的行为, 未以书面形式告知的, 不应被视为弃权, 且该行为不应被视为放弃追究另一方的其他违约行为。合同一方在任何时候未能执行本合同下的任何条款, 不应视为其放弃该条款, 也不应影响本合同或本合同的任何部分的有效性。

A waiver by a Party in respect of a breach of a provision of this Agreement shall not be taken to be a waiver unless given in writing and shall not constitute a waiver with respect to any other breach. The failure by a Party at any time to enforce a provision of this Agreement shall not be construed as a waiver by that Party of that provision or in any way affect the validity of this Agreement or any part of it.

19.2	本合同的条款只能通过合同各方的书面协定变更。

The provisions of this Agreement may only be varied by written Agreement of the Parties.

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20	通知 Notices

20.1	除非本合同另有规定, 任何需要根据本合同送达合同一方的通知、要求或其他通讯 (简称“通知”) 须采用书面形式, 并通过亲自递送、预付费邮件或电子邮件发送至下列合同方地址:

Unless the contrary intention appears in this Agreement, any notice, request or other communication ("Notice") to be given or served pursuant to this Agreement in relation to a Party, shall be in writing and shall be delivered by hand or sent by prepaid post,or electronic mail to the notice address,or electronic mail address of that Party as specified below:

许可方: 名称Name: Kevin Lynn Mariposa Health Limited Att. Company Secretary 地址: Unit 6, 61 Avalon Parade Avalon, NSW 2107 Australia 电邮E-mail: klynn.au@gmail.com 电话Tel: +61 411403585	被许可方: 名称Name: 申云飞(Shen Yunfei) 山西康宝生物制品股份有限公司 Att: Chief Engineer 地址: 山西省长治市北环西路 Bei Huan Xi Lu, Changzhi City, Shanxi Province, P.R.China 电邮E-mail: yunfei650705@163.com 电话Tel: +86 355-2082632

20.2	在以下情况, 通知被视为送达:

A Notice is taken to have been given or duly served:

20.2.1	如果是亲自递送, 送至相关地址则视为送达;

if delivered by hand, upon delivery;

20.2.2	如果是通过预付费邮件邮寄, 在邮寄之日的三日后 (如果是跨国邮件则是十五日后) 则视为送达; 以及

if in the form of a letter sent by prepaid post, upon the expiration of three days (fifteen days if sent from one country to another country) after the date on which it was so sent; and

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20.2.3	如果是通过电子邮件发送, 在接收方回复邮件确认已经收到通知 (并非接收方的服务器发送的自动回复) 后即视为送达, 但如果前述情况下接收方当地时间并非工作日或已经晚于下午5点, 该通知应被视为是在下一个工作日的营业时间开始后送达的。

if by electronic mail, upon the recipient acknowledging receipt of the Notice by return electronic mail to the sender (other than by automatic acknowledgment sent by the recipient's server), but if the result of the foregoing is that a Notice would be taken to be given or served on a day which is not a business day in the place to which the Notice is sent or is later than 5:00 p.m. (local time) it will be taken to have been duly given or served at the commencement of business of the next business day in that place.

20.3	合同方可以更改其通知地址、或电子邮件地址, 但须以书面形式通知其他合同方。

A Party may change its notice address or electronic mail address by notice in writing to the other Parties.

21	税费和其他成本Tax and other costs

21.1	中国政府, 根据现行法律对被许可方征收的与本合同有关的所有税费由被许可方支付。

All stamp duties and other governmental charges imposed on Licensee in respect of this Agreement by Chinese Government in accordance with Chinese law and regulations shall be paid by the Licensee.

21.2	中国政府对许可方征收的与本合同有关的所有税费由许可方承担。 根据中国法律法规, 许可方应缴纳代扣代缴的税款的, 被许可方有权针对每笔款项依法进行代扣税款。被许可方会向许可方出具税务机关的收据副本。

All the taxes and duties in connection with and in execution of the Agreement to be levied by the Government of P. R. China on Licensor shall be paid by Licensor. In accordance with the applicable laws and regulations of P.R.China, where there is any withholding tax to be levied on Licensor, Licensee is entitled to deduct the tax from the payment and make it paid on behalf of the Licensor to china Tax Authority. Licensee will produce to Licensor the copy of Tax receipt issued by the Chinese Tax Authority.

21.3	合同方各自承担其在准备、协商、签订与执行本合同过程中产生的法律成本与费用。

Each Party shall bear its own legal costs and expenses incurred in the preparation, negotiation, settlement and execution of this Agreement.

22	争议解决 Dispute resolution

22.1	因本合同产生的或与本合同有关的任何争议、分歧、争吵或索赔 (简称“争议”) , 合同双方会作出善意的努力, 通过直接协商友好解决。

The Parties will use reasonable endeavours in good faith to settle amicably through direct negotiations between them any dispute, difference, controversy or claim arising out of or relating to this Agreement ("Dispute").

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22.2	在合同一方通知另一方争议后的14天内, 如合同双方仍未能就争议达成一致, 合同双方会各自将此事通报给各自的总经理, 以期在通报后的14天内或双方认可的更长时间内解决该争议。

If the parties are unable to reach Agreement on the Dispute within 14 days after one Party has notified the other of the Dispute,they will refer the matter to the Managing Director in the case of the Licensor, and to the Managing Director in the case of licensee, in an attempt to resolve the Dispute within 14 days, or such longer period as may be agreed, after the referral.

22.3	在第22.2条的规定下, 如争议在通报给各自代表后的30天内 (或是合同双方书面达成的更长的时间内) 仍未通过友好协商得以解决, 该纠纷应被提交至北京国际仲裁中心 (又名 北京仲裁委员会) 或者各方同意的其他组织, 根据其不时的规定予以仲裁。本条款第22条项下的仲裁应在中华人民共和国香港特别行政区进行。

Failing amicable settlement of any Dispute within 30 days (or such further period as the parties agree in writing) from the day the Dispute is referred to the respective representatives in accordance with clause 22.2, the Dispute shall be referred for arbitration to the Beijing International Arbitration Centre ( alias, Beijing Arbitration Commission), or other group as mutually agreed, in accordance with its rules from time to time. An arbitration under this clause 22 shall be conducted in the Hong Kong Special Administrative Region of the People's Republic of China.

22.4	本条中的任何内容都不会阻止合同一方向仲裁委员会寻求紧急中间救济。

Nothing in this clause will prevent a Party from seeking urgent interlocutory relief through the Commission.

23	出版、陈述与名称的使用 Publications, representation and use of name

23.1	除非事先取得另一方的书面同意, 合同一方不得使用另一方的名称。名称的使用须符合同意的一方合理提出的使用条件。在以下范围内, 使用名称无需事先获得同意:

A Party will not use the name of the other Party without having obtained the other Party's prior written consent. Such use will be subject to any conditions that the consenting Party, acting reasonably, may attach to the consent. Consent will not be required to the extent that:

27.1.1	为了依照法律法规履行本合同, 在合理范围内有必要使用另一方名称时;

such use is reasonably necessary to comply with laws and regulations governing actions taken pursuant to this Agreement; or

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27.1.2	在与现有的或潜在的的次级被许可方及政府机构的沟通中, 有必要及时提及本合同的存在 (区别于合同的条款) 。

it is necessary and timely to refer to the existence (as distinct from the terms) of this Agreement in communications with active or prospective Sub-licensees and government agencies.

23.2	合同方不得故意作出或授权他人作出与另一方相关的任何不准确的或带有误导性的陈述; 合同方在使用另一方的名称时, 不得采取误导大众或损坏另一方声誉、信誉、名誉或形象的方式。

A Party must not knowingly make or authorise to be made any inaccurate or misleading statement concerning the other Party or use its name in a way which would mislead the public, or adversely affect the good name, goodwill, reputation or image of the other Party.

23.3	合同双方互相对对方承诺:

Each Party undertakes to the other Party that it will:

23.3.1	不得出版、公布或授权他人出版或公布可能对合同技术、知识产权或合同技术在任何使用领域的市场构成危害的信息 (不管是否因为知识产权的保护尚未申请或已经申请) 。

not publish, present, or authorise the publication or presentation of, any information that may jeopardise the Licensed Technology, Intellectual Property or markets in the Licensed Technology in any field of use, (whether because an application for Intellectual Property protection has not yet been filed or otherwise); and

23.3.2	合同方提交出版或公开任何计划出版或公开的、可以被合理地认为符合第23.3规定的资料前, 应交由另一方根据第23.3条的要求进行审核。

prior to submission for publication or presentation, submit to the other Party for review by the other Party against the requirements of this clause 23.3 any proposed publication or presentation which might reasonably be considered to be subject to this clause 23.3.

23.4	合同方如计划出版涉及第23条主题的任何资料, 该合同方须服从另一方提出的任何合理要求。

A Party will comply with any reasonable request made by the other Party in respect of the proposed publication of any material the subject of this clause 23.

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24	合同签订与合同副本 Signing and counterparts

24.1	本合同可以通过任何数量的副本签署。实际上所有的副本应被视作等同于原件且构成同一份合同。

This Agreement may be executed in any number of counterparts, each of which shall be deemed for all purposes to be an original and all such counterparts taken together shall be deemed to constitute one and the same instrument.

24.2	未经各方有权代表签署或盖章, 本合同对各方均不具有约束力。未经手写或前述签署, 本合同的任何调整或修改不生效或对各方不具有约束力。合同双方一致同意, 在执行本合同中, 只有手写签名才构成原始签名。

This Agreement shall not be binding upon the Parties until it has been signed or sealed herein below by or on behalf of each Party ,No amendment or modification hereof shall be valid or binding upon the Parties unless made in Writing and signed as aforesaid. Each Party agrees that only the traditional handwritten signatures used in execution of this Agreement shall constitute an original for all purposes.

25	合同语言 Language

25.1	本合同以中文和英文两种语言拟成,两种版本具有同等效力。

This Agreement is written in both Chinese and English. Both versions are of equally binding force.

26	定义与解释 Definition and Interpretation

定义 Definition

26.1	本合同适用如下定义:

In this Agreement the following definitions apply:

“合同”指的是本合同, 由包含前言、附录、附件在内的本文件构成。

Agreement means the Agreement constituted by this document and includes the recitals, schedules and annexures.

“关联实体”是指:

Associated Entity means:

a)	《中华人民共和国公司法》 (Company Law ) 中定义的与合同一方有关联的公司;

A corporation that is related to a party as defined in the Company Law of P.R.China;

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b)	在任何国家直接或间接被合同一方控制、与该方共同受控制或控制该方的个人、公司或其他形式的商业组织; 以及

Any individual who, or any corporation or other form of business organisation which, in any country directly or indirectly is controlled by or is under common control with or controls a Party; and

c)	被上述任何实体通过持有股票、投票权或以其他形式拥有至少40%所有者权益或所在国法律允许范围内最大所有者权益的任何公司或其他商业组织。

Any corporation or other form of business organisation in which any of the above entities directly or indirectly has at least a 40% ownership interest through stock ownership, voting rights, or otherwise or has the maximum ownership interest it is permitted to have by law in the country where it exists.

“最大努力”指的是与被许可方类似的公司在实施合同技术时, 考虑到经济回报、法规环境、相关领域的竞争市场环境, 以当时的事实与情况衡量理应做出努力和使用的资源。

Best Commercial Endeavours means the efforts and resources that a company comparable to the Licensee would use in Exploiting the Licensed Technology, taking into account economic return, the regulatory environment and competitive market conditions in the relevant field(s), all measured by the facts and circumstances at the time such efforts are due.

“工作日”指除周六、周日和公众假期以外的、本合同适用法所属国的银行正常营业的日子。

Business Day means a day other than a Saturday, Sunday or public holiday on which banks are open for business generally in the place whose laws govern the construction of this Agreement.

“生效日”指附录1中述明的或合同双方书面约定的合同开始生效的日期。

Commencement Date means the date of commencement of this Agreement as specified in Schedule 1 or such other date as the Parties agree in writing.

“机密信息”指技术信息、商业秘密、配方、发现、作品、改进、创意、概念、图形、图纸、样品、设备、模型和其他以任何形式描述的材料、技术秘密、财务信息、其他以任意形式存在的具有商业价值的信息、其他因本质属于机密或在含有保密义务的环境下披露而被认定为机密的信息以及许可方向被许可方直接或间接披露的被认定为机密的信息, 然而不包括以下信息:

Confidential Information means Technical Information, trade secrets, formulae, discoveries, works, Improvements, ideas, concepts, graphs, drawings, samples, devices, models and other materials of whatever description, know-how, financial information, other commercially valuable information in whatever form, and other information which is designated as confidential of which by its nature is confidential or which is disclosed in circumstances importing an obligation of confidence, and which is disclosed directly or indirectly by the Licensor to the Licensee, but does not include information which:

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a)	已处于公有领域内的信息, 或后来由于合同各方的授权披露而进入公有领域的信息;

Is already in the public domain or which hereafter becomes part of the public domain otherwise than through unauthorised disclosure by the Licensee;

b)	被许可方能够根据本合同证明, 该信息在被披露前已经为其合法所有且该信息不是从许可方处直接或间接获得的有保密义务的信息; 或

The Licensee can prove was in its lawful possession prior to disclosure to it under this Agreement and which was not acquired directly or indirectly from the Licensor under an obligation of confidentiality; or

c)	是由被许可方合法、善意地从第三方获得, 且在获得时有理由认为此信息并非是从许可方处直接或间接获得的有保密义务的信息。

Is lawfully and bona fide obtained by the Licensee from a third party who, to the knowledge and reasonable belief of the Licensee did not receive the information directly or indirectly from the Licensor under an obligation of confidentiality.

“实施”指:

Exploit or Exploitation means:

a)	涉及合同技术时, “实施”是指该项合同技术的所有者依照该知识产权生效地的法律行使被赋予的独家权利;

In relation to Licensed Technology, the exercise of the rights exclusively granted to the holder of such Licensed Technology by the laws of the jurisdiction in which the Intellectual Property right subsists;

b)	涉及某件产品、套件、装置、物质、文件或信息资源 (或任何此类材料的任意部分) 时, “实施”是指备制、试验、生产、制造、使用、销售、许诺销售、进出口、分配、推销、出租、租赁、供应或以其他方式处理;

In relation to a product, kit, apparatus, substance, documentation or information resource (or any part of such materials), to manufacture,trial,produce, make, use, distribute, offer for sell, import and export, market, sell, hire out, lease, supply, or otherwise dispose of it;

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Exclusive License Contract 独占许可合同

c)	涉及某个方法或过程时, “实施”是指使用该方法或过程或在制造、使用、销售、许诺销售、进出口、分配、推销、出租、租赁、供应或以其他方式处理某件产品、套件或装置时利用牵涉到该方法或过程的方案或计划; 以及

In relation to a method or process, to use the method or process or to make, use, distribute, offer for sell, market, sell, offer for sell, import and export, hire out, lease, supply, or otherwise dispose of a product, kit, or apparatus the use of which is proposed or intended to involve the exercise of the method or process; and

d)	使用合同技术或任何产品或过程以提供服务。

To use the Licensed Technology or any product or process to provide services.

“费用”指附录2中列出的适用于合同技术的任何形式的费用。

Fees means any form of fees applicable to the Licensed Technology as set out in Schedule 2.

“使用领域”指附录1中所述按照本合同实施合同技术与/或合同产品所可能达到的使用性质。

Field of Use means the nature of use for which the Licensed Technology and/or Agreement Products may be exploited under this Agreement as specified in Schedule 1.

“年度日”指12月31日。

Annual Date means 31 December.

“改进”指对合同技术 (包括衍生产品、技术和技术秘密) 做出的任何开发、修改、改造或改进, 不论此类改进、变动、修改或开发是否能够获得专利或外观设计,使用它们 (除合同技术的授权外) 意味着侵犯合同技术的知识产权。

Improvement means any development, modification, adaption or improvement of, the Agreement Technology (including derivative product, technology and know-how), irrespective of whether such improvement, variation, modification or development is patentable or capable of design registration the use of which would but for the grant of this license would infringe the intellectual property rights in the Agreement Technology.

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“知识产权”指专利、注册或未注册的商标与服务标记、注册外观设计、版权、数据库权、机密信息、前述所有项目的应用, 以及在任何时间任何管辖地被承认的相似权利, 和与侵犯前述权利相关的诉权。

Intellectual Property means patents, registered or unregistered trademarks and service marks, registered designs, copyrights, database rights, design rights, confidential information, applications for any of the above, and any similar right recognised from time to time in any jurisdiction, together with all rights of action in relation to the infringement of any of the above.

“合同技术/被许可技术”指附录1中充分描述的发明, 并包含:

Agreement / Licensed Technology means the invention fully described in Schedule 1 and includes:

a)	发明的知识产权;

The Intellectual Property in the invention;

b)	专利; 以及

The Patents; and

c)	生产工艺和质量标准、技术信息和机密信息或方法。

The Production Process and quality standard, the Technical Information and Confidential information or Method.

“合同产品”指基于全部或部分合同技术, 或通过使用、融合全部或部分合同技术 (包含服务网适用条款) 生产的任何产品或过程。

Agreement/ Licensed Product means any product or process which is based on or produced by using, or incorporate, all or any part of the Agreement Technology and includes the provision of services using.

“许可方”指Mariposa保健有限公司, 澳洲公司注册号(ACN):134 154 680, 地址: 澳大利亚-新南威尔士州-阿瓦隆海滩-阿瓦隆大道61号6单元, 和Mariposa保健有限公司的全资子公司亨特免疫有限公司, 且在本合同中还还包含它们的员工、高管与代理。

Licensor means Mariposa Health Limited, ACN 134 154 680 of Unit 6, 61 Avalon Parade, Avalon Beach, NSW 2107 ; and its wholly-owned subsidiaries Hunter Immunology Pty Ltd, whose name now is Hunter Immunology Limited ; and for the purposes of this Agreement includes their employees, executives and agents.

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“净利润”指收入减去合同技术初始费和被许可方及其关联方或批准的被许可方或代理因合同产品相关的申请、注册、生产、推广、销售、代理、商业折扣、佣金、包装、运输、保险、税收、审计费和其他合理且必要的花费, 而基于公平交易向第三方实际支付的所有直接成本。

Net Profit means the revenue less the initial Fee(s) and all the direct costs of application, registration, manufacturing, marketing, sales, commission, commercial discount, credits or similar allowance, packing, freight, insurance, taxation, audit fee and other reasonable and necessary expenses relating to the Agreement Products paid by Licensee or its Affiliate in arms-length transactions with third parties.

“通知”的定义已经在本合同第20.1条中给出。

Notice has the meaning given to that term in clause 20.1.

“合同各方”指许可方和被许可方, 以及他们各自的继承者、经许可的受让人, “合同方”的解释与“合同各方”相当。

Parties means the Licensee and the Licensor and their respective successors and permitted assignees and “Party” shall have a corresponding meaning.

“专利到期日”指附录1中载明的两项专利全部失效或专利期限届满之日。

Patent Coverage Date means the date on which all of the Patents described in Schedule 1 relating to the Licensed Technology have expired or been invalidated.

“专利”指附录1中提及的专利与专利申请, 以及随后颁发的与之相关的每一项专利, 包括全部的分案、延续案、部分延续案、补充公布以及相应的再颁发。

Patents means the patent(s) and patent application(s) referred to in Schedule 1 and each Patent subsequently issued in relation thereto, including all divisions, continuations, continuations-in-part, supplemental disclosures and re-issues thereof and thereto.

“收入”指由被许可方因公平销售合同产品而实际获得的款项。

Revenue means the income actually received by the Licensee from the sale of the Agreement Products in arms-length transactions with third parties.

“提成”指合同第3条中规定的除初始费由被许可方向许可方支付的其他全部金额, 在附录2中有详细说明。

Royalty means all sums of money payable by the Licensee to the Licensor under clause 3 and specified in Schedule 2.

“销售”包括对合同产品的售卖、出口、许可、租赁、出租、供应、分配、处理, 或允许或提供给第三方使用许可商品。

Sale, Sell or Sold includes selling, exporting, licensing, leasing, hiring out or otherwise supplying distributing or disposing of, or allowing the use by third parties of, or providing to third parties using, Agreement Products.

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“样品”指附录1中充分描述的样品。

Samples means the samples fully described in Schedule 1.

“次级被许可方”指经被许可方的许可, 按本合同条款规定使用或执行合同技术的任何第三方, 且次级被许可方包含被许可方的关联实体。

Sub-licensee means any third party licensed by the Licensee to use or Exploit the Agreement Technology in accordance with the terms and conditions of this Agreement and a Sub-licensee includes an Associated Entity of the Licensee.

“技术信息”指: 许可方因为本合同, 或因为与被许可方签订的有关合同技术和任何合同产品的保密合同, 从而向被许可方直接或间接披露的与合同技术和任何合同产品相关的全部菌株、图纸、规格、设计、方法、模型、研发结果、测试结果、其他技术秘密与信息 (不论有无记录或是否构成或含有文档、软件、设备或其他资料) 。

Technical Information means all drawings, specifications, designs, methodologies, models, research and development results, test results, and other scientific and technical know-how and information (whether in unrecorded or recorded form and whether consisting of, or comprised in, bacterial strain, documents, software, equipment or other materials) relating to the Licensed Technology and any Agreement Products, which is disclosed or made available to the Licensee directly or indirectly by the Licensor for the purposes of this Agreement or any non-disclosure Agreement with the Licensee relating to the Licensed Technology and any Agreement Products.

“合同区域”指附录1中说明的被许可方有权按照本合同实施合同技术与/或合同产品的地域范围。

Territory means the territory or territories in which the Licensee can exploit the Licensed Technology pursuant to this Agreement and specified in Schedule 1.

“不可避免的延误”的含义见本合同第14.1条。

Unavoidable Delay has the meaning given to that term in clause 14.1.

解释 Interpretation

26.2	在解释本合同时, 除非文中另有规定, 适用如下条款:

In the interpretation of this Agreement, the following provisions apply unless the context otherwise requires:

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26.2.1	如某个文字或短语已被定义, 该文字或短语在另一段文字中出现时或以其他语法形式出现时, 具有相同的含义。

Where a word or phrase is given a defined meaning another part of speech or other grammatical form in respect of that word or phrase has a corresponding meaning.

26.2.2	文字以单数或复数形式出现, 意思相同; 提及任何性别时, 其他性别亦包含在内。

A word which indicates the singular indicates the plural, a word which indicates the plural indicates the singular, and a reference to any gender indicates the other genders.

26.2.3	提及自然人时, 包含了任何公司、信托、合伙企业、合资企业、协会、法人或政府机构。

An expression importing a natural person includes any company, trust, partnership, joint venture, association, body corporate or Public Authority.

26.2.4	提及任何合同或合同时, 包含了该合同或合同在任何时间经过修改、更新、补充或替换的版本。

A reference to any Agreement or document is to that Agreement or document as amended, novated, supplemented or replaced from time to time.

26.2.5	“Dollars”或符号“$”指的是澳洲的货币单位“澳元”。

A reference to 'dollars' or '$' means Australian dollars.

26.2.6	“Renminbi”或“RMB”指的是中国的货币单位“人民币”或“元”, 且本合同下全部的款项应以人民币支付。

A reference to 'Renminbi' or 'RMB' means the Chinese Renminbi, or Chinese Yuan, and all amounts payable under this Agreement are payable in Chinese Renminbi.

26.2.7	对 “包含”、“包括”的解释不应有限制。

References to the word 'include' or 'including' are to be interpreted without limitation.

26.2.8	在提及或表达本合同中出现的与财务核算、估值、会计或财务报告功能及其描述相关的概念时, 指的是它们各自在本合同适用法所属国的一般公认会计原则中出现时的含义。

References to and expressions used in connection with financial calculations, valuations, accounting or financial reporting functions or their description in this Agreement bear the respective meanings given to like expressions under GAAP in the place whose laws govern the construction of this Agreement.

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26.2.9	如编入本合同中的某一表述或定义是出自其他文件, 且该文件已失效, 该表述或定义在本合同中仍然有效。

A term or definition incorporated by reference into this document remains in force notwithstanding that the document from which it was referred may at any time be no longer in force.

与本合同相关的引述 References concerning this Agreement

26.3	除非本合同中另有规定:

In this Agreement, unless the context otherwise requires:

26.3.1	在提及某一条款、段落、附录或附件时, 指的是在本合同范围内提及某一条款、段落、附录或附件。

A reference to a clause, part, schedule or attachment is a reference to a clause, part, schedule or attachment of or to this Agreement.

26.3.2	附录和附件构成本合同的一部分。

The schedules and attachments form part of this Agreement.

26.3.3	为方便起见插入的标题不影响对本合同的解释。

Headings are inserted for convenience only and do not affect the interpretation of this Agreement.

对法律的提及 References to legislation

26.4	在本合同中, 除非另有规定, 提及任何法律、法规或立法规定时, 包含了该法律、法规或立法规定在本合同签署日之前、签署当日或签署日之后的所做的任何法定修改、修正、再颁布以及其附属的法律、法规或立法规定。

In this Agreement, unless the context otherwise requires, a reference to any law or legislation or legislative provision includes any statutory modification, amendment or re-enactment, and any subordinate legislation or regulations issued under that legislation or legislative provision, in either case whether before, on or after the date of this Agreement.

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共同的和各自的 Joint and several

26.5	如本合同中的任何合同方由一人以上组成, 在提及该合同方时, 该合同方中的每一个人都包含在内。

A reference to any party to this Agreement, where that party is made up of more than one person, includes each of them severally.

26.6	除非本合同另有规定, 两人或两个以上的人根据本合同作出的任何合同、承诺、陈述或担保对他们具有共同的和各自的约束效力, 且任何对两人或两个以上的人有利的利益由他们共同并各自享有。

Except as otherwise set out in this Agreement, any Agreement, covenant, representation or warranty under this Agreement by two or more persons binds them jointly and each of them individually, and any benefit in favour of two or more persons is for the benefit of them jointly and each of them individually.

对时间的提及与计算 References to and calculations of time

26.7	除非本合同中另有规定:

In this Agreement, unless the context otherwise requires:

26.7.1	提起时间, 指的是本合同适用法所属国的当地时间。

A reference to a time of day means that time of day in the place whose laws govern the construction of this Agreement.

26.7.2	凡对某段时间有明确规定的, 且这段时间是从某一日或某个行动或事件起计, 在计算日期时应扣除起计日。

Where a period of time is specified and dates from a given day or the day of an act or event it must be calculated exclusive of that day.

26.7.3	如本合同中某一条款规定某事须在某个日期或最迟于某个日期完成, 但该日期并非工作日, 则将该条款解释为: 该事须在此日期的下一个工作日或不迟于下一个工作日完成。

A term of this Agreement which has the effect of requiring anything to be done on or by a date which is not a Business Day must be interpreted as if it required it to be done on or by the next Business Day.

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签署和日期 Execution and date

作为合同签署。

Executed as an Agreement.

由Mariposa保健有限公司 (澳洲公司注册号: 134 154 680) 签署:

EXECUTED by Mariposa Health Limited (ACN 134 154 680) by:

授权代表人 (签字Signature)

Authorised Representative

姓名 (Name) :	Phillip E. Comans

职务 (Title) :	董事 (Director)

日期 (Date) :

由亨特免疫有限公司 (澳洲公司注册号: 106 556 094 ) 签署:

EXECUTED by HUNTER Immunology Limited (ACN 106 556 094) by:

授权代表人 (签字Signature)

Authorised Representative

姓名 (Name) :	Phillip E. Comans

职务 (Title) :	董事 (Director)

日期 (Date) :

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由山西康宝生物制品股份有限公司签署:

EXECUTED by Shanxi Kangbao Biological

Product Co. Ltd by:

公司公章 (Company Seal)

____________________________

授权代表人 (签字Signature)

Authorised Representative

姓名 (Name)	周满祥Zhou Manxiang

职务 (Title)	董事长(Director of the board)

日期 (Date):

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附录1 SCHEDULE 1

1. 合同技术 (第26.1条)

The Agreement/Licensed Technology (clause 26.1)

由许可方提供给被许可方的与被称作HI-164 或 HI-164OV的技术相关的全部专利、技术、文件、报告、机密信息、技术秘密和生物材料。

All technologies, patents, documents, reports, Confidential Information, know-how and biological materials provided to the Licensee by the Licensor relating to technology known as HI-164 or HI-164OV.

2. 生效日 (第26.1条)

Commencement Date (clause 26.1)

本合同签署之日即为生效日。如果合同的效力或因本合同项下款项的支付需经任何一种正式备案或事先授权 (“批准”) 的, 则各方全部取得前述批准之日为本合同的生效日。各方均应尽最大努力在60天内获得批准, 并且一旦获得批准, 应用书面方式通知对方。自本合同签署日期起6个月内仍未获得批准的, 则本合同对各方均无约束力, 但各方同意申请批准的期限可以延长的除外。

The Commencement Date shall be the date of execution of this Contract. Where the validity of the Agreement or payments derived therefrom are subject to any kind of official registration or prior authorization (“Ratification”), the date of the said ratification obtained by all the Parties, shall be the date of Commencement of the present Agreement.

Either party shall use its Best Commercial Endeavors to obtain the said Ratification within sixty (60) days of Executing this Agreement and inform in writing the other party once ratified. If either party fails to get the said ratification within six (6) months after signing the Agreement, this Agreement shall not be binding on the parties unless the parties agree to extend the time limit for the ratification.

3. 使用领域 (第26.1条)

Field of Use (clause 26.1)

人类医学以及在合同签署时未预见但在未来合同技术可以适用的其他领域。

Human medicine and other areas or uses of the Agreement technology not foreseen at the time of the signing of the present Agreement, but which may arise at any time in the future.

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4. 合同产品 (第26.1条)

Agreement Products (clause 26.1)

任何通过合同技术开发的药物。

Any medications developed from the Licensed Technology.

5. 专利与专利申请 (第26.1条)

Patents and Patent Applications (clause 26.1)

专利时间表/中华人民共和国 Schedule of patents / Peoples Republic of China

Title 名称	Status 状态	Patent number 专利号	Expiry date 到期日
Treatment or prophylaxis of asthma 哮喘的治疗或预防	Granted 被授予	ZL200880007664.3	14 Mar 2028
Non-Typeable Haemophilus Influenzae Vaccines and Their Uses不可分型流感嗜血杆菌疫苗和它们的用途	Granted 被授予	ZL200980136455.3	17 Sep 2029

上述专利的专利权人均为甲方Mariposa Health Limited的全资子公司即乙方Hunter Immunology Pty Limited。 The patentee of both patents is Party B Hunter Immunology Pty Limited, a wholly- owned subsidiary of Party A Mariposa Health Limited.

6. 合同区域 (第26.1条)

Territory (clause 26.1)

中国大陆, 香港, 澳门和台湾

Mainland China, Hong Kong, Macau, and Taiwan

7. 本合同期限 (第13.1条)

Term of this Agreement (clause 13.1)

直至最后一项专利到期或失效之日

Life of the last patent to expire or be invalidated.

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附录2 SCHEDULE 2

初始费用、提成和其他 (第3条)

Initial Fee(s), Royalty and others (Clause 3)

1. 初始费用 Initial Fee(s) (clause 3.1)

1.1本合同项下的初始费, 是固定价格共计人民币肆仟万元整, 具体支付时间为:

The initial Payment, firm and fixed, is totally 40 million RMB. The schedule of payments is as follows:

1.1.1 合同生效后七日内, 支付六百万人民币;

6 million RMB within 7 days after this Agreement comes into force;

1.1.2

1.1.3

1.1.4

1.1.5

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1.2 鉴于各方均有义务尽最大努力,使付款条件成就, 如果任一付款条件未具备, 则被许可方有权立即终止本合同, 并停止支付当期及后续的相应款项。

Whereas all the Parties are obliged to use the best endeavor to make the payment conditions satisfied and in the event that any payment condition herein is not satisfied, the Licensee shall be entitled to immediately terminate the Agreement and cease the payment and the subsequent.

2. 提成 (第3.2条) Royalty(Clause 3.2)

2.1

Royalty of the Agreement shall be calculated starting from.

2.2

The Licensee shall pay to the Licensor;

3. 付款要求 (第 3.8条) Payment Requirements (clause 3.8)

所有由被许可方支付给许可方的初始费和提成须在以下两种方式中选择一种进行支付:

All Fees and Royalty made by Licensee to the Licensor under this Agreement are to be made by either one of the following methods:

3.1 以甲方作为收款人的银行汇票; 或

bank draft made payable to the Party A; or

3.2 直接存入下方以许可方名义开立的账户, 或是甲方以书面形式指定的其他账户:

direct deposit into the following account in the name of the Licensor or such other account as is nominated by Party A in writing:

账户名称Account Name: Mariposa Health Pty Ltd Investors Account

账户号码Account Number: 21 8331

银行代码BSB: 032-095

银行Bank: Westpac

地址Address: 70 Old Barrenjoey Rd, Avalon NSW 2107  Australia

Swift: WPACAU2S

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附录3 SCHEDULE 3

证明文件 Certificate & Documents

Form 251

MARIPOSA HEALTH PTY LTD
P COMANS
47 Mirrabooka Street
BILGOLA NSW 2107

Remove this top section if desired before framing

Certificate of Registration on Conversion to a Public Company

This is to certify that

MARIPOSA HEALTH PTY LTD

Australian Company Number 134 154 680

on the tenth day of September 2010 converted to a **public** company.

The name of the company is now

MARIPOSA HEALTH LIMITED

Australian Company Number 134 154 680

The company is registered under the Corporations Act 2001 and is taken to be registered in New South Wales and the date of commencement of registration is the thirteenth day of November, 2008.

Issued by the
Australian Securities and Investments Commission
on this tenth day of September, 2010.

Anthony Michael D'Aloisio
Chairman

CERTIFICATE

I, Ian McLeay Mutton, solicitor of 4 Bridge Street, Sydney certify this to be a true copy of the original

Ian Mutton 6 June 2015

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证书号第1306267号

发明专利证书

发 明 名 称：不可分型流感嗜血杆菌疫苗和它们的用途

发 明 人：M·邓克利；R·克兰西

专 利 号：ZL 2009 8 0136455.3

专利申请日：2009年09月17日

专 利 权 人：亨特免疫有限公司

授权公告日：2013年11月13日

本发明经过本局依照中华人民共和国专利法进行审查，决定授予专利权，颁发本证书并在专利登记簿上予以登记。专利权自授权公告之日起生效。

本专利的专利权期限为二十年，自申请日起算。专利权人应当依照专利法及其实施细则规定缴纳年费。本专利的年费应当在每年09月17日前缴纳。未按照规定缴纳年费的，专利权自应当缴纳年费期满之日起终止。

专利证书记载专利权登记时的法律状况。专利权的转移、质押、无效、终止、恢复和专利权人的姓名或名称、国籍、地址变更等事项记载在专利登记簿上。

局长 田力普

中华人民共和国国家知识产权局
2013年11月13日

第1页（共1页）

I, Ian McLeay Mutton, Solicitor, 4 Bridge Street Sydney certify this to be a true copy of the original.
Ian Mutton 6 June 2015

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Exclusive License Contract 独占许可合同

证书号第1306267号

发明专利证书

发明名称：不可分型流感嗜血杆菌疫苗和它们的用途

发　明　人：M·邓克利；R·克兰西

专　利　号：ZL 2009 8 0136455.3

专利申请日：2009年09月17日

专利权人：亨特免疫有限公司

授权公告日：2013年11月13日

本发明经过本局依照中华人民共和国专利法进行审查，决定授予专利权，颁发本证书并在专利登记簿上予以登记。专利权自授权公告之日起生效。

本专利的专利权期限为二十年，自申请日起算。专利权人应当依照专利法及其实施细则规定缴纳年费。本专利的年费应当在每年09月17日前缴纳。未按照规定缴纳年费的，专利权自应当缴纳年费期满之日起终止。

专利证书记载专利权登记时的法律状况。专利权的转移、质押、无效、终止、恢复和专利权人的姓名或名称、国籍、地址变更等事项记载在专利登记簿上。

局长 田力普

中华人民共和国国家知识产权局
2013年11月13日

第1页（共1页）

I, Ian McLeay Walton, Solicitor, d4 Bridge Street Sydney certify this to be a true copy of the original
— Ian Walton 6 June 2015

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Exclusive License Contract 独占许可合同

附录4 Schedule 4

应向被许可方提供的与合同技术相关的信息与材料 (第2.1条) Information and Materials relating to the Licensed Technology to be provided to the Licensee (clause 2.1)

为了被许可方在中华人民共和国进行批量生产而合理要求的全部信息、生物材料与技术秘密, 包括但不限于下表所列:

All the Information, biological materials and know-how as reasonably required to establish manufacturing batch for the Licensee in the P.R. China, including but not limited to the items listed in the below table

No.	内容Content
1. 菌株及其资料, 包括疫苗菌株和攻击菌株 Strains and Complete information of Strains, including vaccine strain and the challenge strain
1.1	菌株名称及来源Strain name, strain source information, strain isolate samples
1.2

菌株分离和传代: 分离过程, 培养条件, 菌株鉴定, 生物学特征等。首先向被许可方提供菌种资料和菌株, 用以建立工作种子库, 然后在建立原始种子库。

Strain isolation and passage: including the isolation process, culture conditions, strain verification and biological characteristics, etc. Information and bacterial cells will be provided to allow the Licensee to establish first a working cell bank and then a primary cell bank.

1.3

菌库种资料 The information will typically include biologic information, genetic information, contents of culture media and testing information as may be required for establishing cell banks or as required by CFDA.

The information will include: (1) Research information on the candidate strain; (2) Research information on the seed bank, including the original seed and principles for generating seed and working cell banks.

Information will be provided to allow the establishment of cell banks. Information may include immunity, genetic information and adaptability to the production process. Assessment of the immunity on cross-protection to ensure the strain has broad cross protection and a strong ability to induce a mucosal immune response. Information should be provided on the rationale for selecting the candidate strain.

1.4

菌种检定资料 Strain testing information

1.    Identification tests, including biological characteristics, Multi Locus Sequence Typing (MLST);
2.    Strain purity test;                                     3.     Immunology.

Information should be provided to verify the quality of the Licensors cell bank.

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2. 有关疫苗生产工艺的技术资料 Vaccine production process
2.1	实验室阶段的研究资料 Laboratory research information
2.2	不同中试规模的生产工艺研究资料, 包括发酵工艺和生产每个阶段的质控标准。 The production process research information of different pilot batches, including fermentation technology and the quality specifications of process control. The active substance should have relevant control standards to ensure the quality and stability of the production process.
2.3	用于临床研究 (HI-H002, HI-H003, HI-H004, HI-H005) 样品的发酵和质检记录 (包括药物活性物质和药物产品) 及质量检测合格报告, 如HI500/01, HI500/03, HI500/04, HI500/05, P4100602, DC751001.Records of quality control during manufacture for clinical trials (HI-002, 003, 004 and 005) including drug substance (DS) and drug product (DP), such as batch HI500/01, HI500/03, HI500/04, HI500/05, P4100602, DC751001.
2.4	疫苗辅料及配方研究资料Research reports of drug product formula and excipients
2.5	疫苗制造和质量检定规程 (SOP) Vaccine manufacture methods and quality testing methods (including SOPs)
2.6	临床试验样品委托生产单位的GMP资质证书, 以及药监部门批准文件。GMP certificate of the facilities that produced the clinical trial batches and batch release documents.
3. 稳定性试验研究Stability test study
3.1	稳定性试验方法及多批次产品的稳定性研究报告。许可方应找出DC751001批次产品酸崩解试验不合格的原因。Stability test methods and Stability Reports of different batches. The licensor shall provide an assessment of the dissolution test of batch DC 751001.
4.临床前研究资料 Pre-clinical studies
4.1	临床前药效学研究的方法 (包括动物疾病模型的建立) 及总结报告 Pre-clinical pharmacological report, especially the animal disease models of COPD
4.2	临床前毒理学研究总结报告 Pre-clinical toxicology summary report
5. 临床研究资料 Documents related to clinical trials
5.1	许可方向澳大利亚药监部门申请临床试验 (HI-H002, HI-H003, HI-H004, HI-H005) 时的申报材料 The application documents for clinical trials (HI-H002, HI-H003, HI-H004, HI-H005) submitted by licensor to Australia drug administration agency
5.2	澳大利亚药监部门对临床试验 (HI-H002, HI-H003, HI-H004, HI-H005) 的批件或备案文件 Clinical trial approval documents for conducting clinical trials HI-002, HI-003, HI-004 and HI-005
5.3	临床试验 (HI-H002, HI-H003, HI-H004, HI-H005) 方案和总结报告 Clinical trial protocols and summary reports of studies HI-002, HI-003, HI-004 and HI-005.
6.HI-164研究总结报告HI-164 Research summary report (Investigators’ brochure)

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附录5 Schedule 5 合同产品应达到的验收标准 (第6.2条)

The Standards or specification the Licensed Product shall conform to (Clause 6.2).

DIN: GB020 | Edition: 03 | Page: 1 of 2

PharmaSynth

Batch No: ____________

Record

HUNTER *H. influenzae* IN-PROCESS TEST RECORD

TEST	SPECIFICATION / LIMIT	Spec Ref.	Test Method	RESULT	COMPLIES Yes / No
Inoculum Stage:	**Sample No:**				
Streak to single colonies	Only one colony type observed on CA	PharmaSynth	NC018 Ed:____		
	No growth on TSA or SDA	PharmaSynth	NC018 Ed:____		
Colonial Morphology	Small, greyish, circular, smooth	Hunter	NA050 Ed:____		
X & V factor identification	Growth around X+V factor disk only	Hunter	NC018 Ed:____		
Gram Stain	Gram negative stain	Hunter	NC004 Ed:____		
15L Fermentation Stage:	**Sample No:**				
Streak to single colonies	Only one colony type observed on CA	PharmaSynth	NC018 Ed:____		
	No growth on TSA or SDA	PharmaSynth	NC018 Ed:____		
Colonial Morphology	Small, greyish, circular, smooth	Hunter	NA050 Ed:____		
X & V factor identification	Growth around X+V factor disk only	Hunter	NC018 Ed:____		
Gram Stain	Gram negative stain	Hunter	NC004 Ed:____		
500L Fermentation Stage:	**Sample No:**				
Streak to single colonies	Only one colony type observed on CA	PharmaSynth	NC018 Ed:____		
	No growth on TSA or SDA	PharmaSynth	NC018 Ed:____		
Colonial Morphology	Small, greyish, circular, smooth	Hunter	NA050 Ed:____		
X & V factor identification	Growth around X+V factor disk only	Hunter	NC018 Ed:____		
Gram Stain	Gram negative stain	Hunter	NC004 Ed:____		
Total Cell Count	Record result	PharmaSynth	NC008 Ed:____		

Prepared by: [signature]	Approved by: M. Dunkley	Approved by: [signature]	QA-Authorised by: [signature]
Date: 22MAR 11	Date: 23MAR 11 (ON FILE)	Date: 23 Mar 11	Date: 23MAR 11
Position: VP QUALITY	Position: CO/R+D DIRECTOR HUNTER IMMUNOLOGY	Position: CEO	Position: VP QUALITY

- MASTER DOCUMENT IF RED

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Exclusive License Contract 独占许可合同

DIN: GB020	Edition: 03	Page: 2 of 2

PharmaSynth

Batch No: ....

Killed Cell Paste Stage:	**Sample No:**				
Streak to single colonies	No growth observed on CA	PharmaSynth	NC018 Ed:____		
	No growth on TSA or SDA	PharmaSynth	NC018 Ed:____		
Total Paste Weight	Record result	PharmaSynth	N/A		
Total Cell Count	Record result	PharmaSynth	NC008 Ed:____		
Total Cell Yield	Total Count x Paste Weight	PharmaSynth	N/A		
Formaldehyde Content	Record result	PharmaSynth	GB018 Ed:____		

Retention Sample Taken: Y / N   Sample Location:

External Lab Test Report Numbers:	Workbook Reference:	Deviation/OOS Report No:
Analyst Certification	Tested By / Date:	Verified By / Date:

Authorisation of Final Disposition	Product **COMPLIES / DOES NOT COMPLY** with specifications Final Disposition: **RELEASED / REJECTED** Authorised: ________________ Date: ___________

- MASTER DOCUMENT IF RED -

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